Exhibit 10.4
REAL ESTATE SALE AGREEMENT
Great Hills Plaza
Westech 360
Park Centre
Austin, Texas

THIS REAL ESTATE SALE AGREEMENT (this "Agreement") is made effective as of February _22nd, 2013 (the "Effective Date"), by and between TPG-GREAT HILLS PLAZA LLC, a Delaware limited liability company ("TPG-Great Hills"), TPG-WESTECH 360 LLC, a Delaware limited liability company ("TPG-Westech") and TPG-PARK 22 LLC, a Delaware limited liability company ("TPG-Park 22") (TPG-Great Hills, TPG-Westech and TPG-Park 22 are at times referred to herein individually as a "Seller" and collectively as the "Sellers"), and KBS Capital Advisors LLC, a Delaware limited liability company ("Purchaser"). In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree as follows:
PURCHASE AND SALE OF PROPERTY. Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from each Seller and each Seller shall sell to Purchaser those certain parcels of real estate (collectively, the "Real Property") more particularly described in attached Exhibit A, together with (a) all buildings and improvements thereon owned by each Seller, and any and all of each Seller’s rights, easements, licenses and privileges presently thereon or appertaining thereto (collectively, the "Improvements"); (b) each Seller’s right, title and interest in, to and under all leases, occupancy agreements and license agreements affecting the Real Property or any part thereof, including all amendments and modifications thereto and all guarantees thereof and amendments thereto, which are listed in Exhibit H attached hereto and all other leases, occupancy agreements and license agreements entered into in accordance with this Agreement after the Effective Date (collectively, the "Leases") and all deposits, including security deposits, and prepaid rent, if any, thereunder; (c) all furniture, furnishings, fixtures, equipment and other tangible personal property owned, but not leased, by each Seller and either located on the Real Property or used solely in connection therewith, but specifically excluding any and all computer hardware and software (collectively, the "Tangible Personal Property"); and (d) each Seller’s right, title and interest, to the extent transferable, in and to (i) all approvals, entitlements, licenses, permits and the right to use the name, (A) in the case of TPG Great Hills, "Great Hills Plaza", (B) in the case of TPG-Westech, "Westech 360") and (C) in the case of TPG-Park 22, "Park Centre" and (ii) to the extent in a Seller’s possession, any blueprints, plans, specifications, maps or drawings, but only to the extent that the same is now used in connection with the operation, ownership, maintenance, management or occupancy of the Real Property (and not to any other property owned by a Seller or its affiliates) (collectively, the "Intangible Personal Property"). Items (a) through (d) above, together with the Real Property, are referred to collectively as the "Property" (individually or collectively, as the context so requires). Notwithstanding the foregoing, the term "Property" expressly excludes all property owned by tenants or other users or occupants of the Property, all rights with respect to any refund of taxes applicable to any period prior to the

Closing Date (as defined in Section 4 below), all rights to any insurance proceeds or settlements for events occurring prior to Closing (subject to Section 5 below), all property in the management offices of the Property owned by the Property Manager (hereinafter defined), and all rights with respect to any refund of electricity taxes applicable to any period prior to the Closing Date.
2.    PURCHASE PRICE. The total consideration to be paid by Purchaser to Sellers for the Property is Seventy-Six Million and 0/100 Dollars ($76,000,000.00) (the "Purchase Price"). The parties have agreed to allocate the Purchase Price among the Properties as set forth in Exhibit M attached hereto. The Purchase Price shall be paid as follows:
2.1    Deposit. The sum of Three Million Eight Hundred Thousand and 0/100 Dollars ($3,800,000.00) (the "Deposit") by the wire transfer of immediately available United States federal funds, within two (2) business days following the date hereof, to Heritage Title Company of Austin, Inc., whose address is 401 Congress Avenue, Suite 1500, Austin, Texas 78701, Attention: Brenda Hindsman (the "Title Company" or "Escrow Agent"). The Escrow Agent shall hold the Deposit in an interest-bearing account maintained by Escrow Agent at a bank designated by Escrow Agent. All interest accruing on such sum shall become a part of the Deposit and shall be distributed as the Deposit in accordance with the terms of this Agreement. At closing of this transaction (the "Closing"), the Deposit, at Purchaser’s option, shall be returned to Purchaser or shall be paid to Sellers as a credit against the Purchase Price payable by Purchaser. The Deposit shall be paid by Escrow Agent to Purchaser or Sellers, as the case may be, under the circumstances expressly set forth in this Agreement for payment of the Deposit to Purchaser or Sellers, respectively.
2.2    Closing Payment. At Closing, if this Agreement has not been earlier terminated in accordance with the terms hereof, Purchaser shall pay to Sellers the Purchase Price plus or minus the prorations described in this Agreement (such amount, as adjusted, being referred to as the "Cash Balance"). Purchaser shall pay the Cash Balance by federal funds wire transferred to an account or accounts designated by Sellers in writing. Title Company shall act as the escrow agent for the Closing.
3.    EVIDENCE OF TITLE.
3.1    Title to Premises. Fee simple title to the Real Property and Improvements shall be conveyed by each Seller to Purchaser at the completion of Closing by deeds (each a "Deed" and collectively the "Deeds") containing each Seller’s special warranty, excluding from such warranty the Permitted Encumbrances. Title to the personal property shall be conveyed by each Seller to Purchaser at the completion of Closing by bills of sale, as is and without warranty. Title to the Real Property and Improvements shall be insurable by the Title Company pursuant to the standard stipulations and conditions of standard Form T-1 Texas Owner’s Title Insurance Policies issued by the Title Company, as of the date and time of the recording of the applicable Deed, in the amount of the Purchase Price, insuring Purchaser as owner of the Property (the "Owner

Policies"), and otherwise free and clear of all liens and encumbrances except for the Permitted Encumbrances. The term "Permitted Encumbrances" shall mean the Leases, the additional title encumbrances set forth on Exhibit B attached hereto and any title encumbrances defined as such under Section 3.3 below. Title to the Tangible Personal Property shall also be subject to the Permitted Encumbrances.
3.2    Surveys. Sellers have delivered to Purchaser a copy of each Seller’s most recent surveys of the Real Property and Improvements. Promptly after the execution of this Agreement, Purchaser shall obtain new or updated as-built surveys of the Real Property and Improvements, certified to Purchaser, the Title Company and each respective Seller (collectively the "Surveys"), and metes and bounds descriptions of the Real Property prepared from the Surveys. The Surveys and the metes and bounds descriptions prepared therefrom shall be submitted by Purchaser to Sellers at least ten (10) days prior to the Closing Date. Notwithstanding any changes to the legal description reflected by the Surveys, the Deeds shall describe the Real Property in accordance with Exhibit A attached hereto. However, if the Surveys and the metes and bounds descriptions prepared therefrom includes any real property not described on Exhibit A hereto, the Deed(s) shall describe the Real Property in accordance with Exhibit A hereto and the applicable Seller(s) shall deliver quitclaim deed(s) to such additional real property. The Purchase Price has been fixed without regard to the areas of the Real Property and is not to be abated or changed should the Surveys prove areas different from the areas of the Real Property described in Exhibit A. Nothing contained in this Agreement, including the legal description set forth on Exhibit A hereto, shall constitute any warranty, representation or agreement by a Seller as to the location of separate lots in, or acreage of, the Real Property.
3.3    Title Defects. Purchaser acknowledges receipt of current title commitments (individually a "Title Commitment" and collectively the "Title Commitments") from the Title Company and all back-up documents in connection therewith (the "Title Documents"). On or prior to the date which is ten (10) days before the expiration of the Inspection Period, Purchaser shall submit to Sellers a written notice from Purchaser ("Title Notice") specifying any alleged defects in or objections to the title to the Real Property and Improvements which do not constitute Permitted Encumbrances. Purchaser shall be deemed to have waived its right to object to any encumbrance or other title objection existing of record at the time of the Title Notice unless Purchaser shall have timely given to Sellers the Title Notice which specified Purchaser’s objection unless such encumbrance or other title objection was not listed in a Title Commitment. Each Seller shall cause any lien, including any existing financing, voluntarily created by such Seller (as distinguished from, for example, a mechanic’s lien asserted against the interest of a tenant in the Real Property and Improvements to be paid at Closing. No Seller shall have any obligation to cure any other alleged defect or objection raised in the Title Notice. Sellers shall, within five (5) business days following receipt of the Title Notice, notify Purchaser of their intent to (A) remove any encumbrance or other title objection which is not a Permitted Encumbrance or (B) provide the Title Company such assurances as the Title Company requires to insure Purchaser against any loss arising from such encumbrances or other title objections or (C) elect to do neither (A) nor (B). Purchaser shall then have until the expiration of the Inspection Period to either waive any title objection a Seller has not agreed to cure or terminate this Agreement.
3.4    Failure of Title. If on the Closing Date (i) any Seller fails to remove or cause the Title Company to insure Purchaser against any defects or objections to the title to the Real Property and Improvements that were identified by Purchaser in a Title Notice that were not waived or deemed waived by Purchaser or (ii) any new title exception appears after the expiration of the Inspection Period that (A) is not caused by or through Purchaser, (B) of which Purchaser has notified Seller and (C) Seller has made election (C) described in Section 3.3 above, Purchaser may elect, as its sole right and remedy, either (i) to take such title to the Real Property and Improvements as such Seller can convey, with no abatement of the Purchase Price, or (ii) to receive on written demand by Purchaser to Sellers and Escrow Agent the return of the Deposit. Upon the return of the Deposit, this Agreement shall be and become null and void and neither party shall have any further rights or obligations hereunder (except for the obligations of the parties set forth in this Agreement which expressly survive the termination of this Agreement).
4.    CLOSING. The Closing shall occur on March 28, 2013 or such earlier date as may be agreed to by the parties hereto (such day being sometimes referred to as the "Closing Date"), through escrow at the office of the Title Company. If the date for Closing above provided for falls on a Saturday, Sunday or legal holiday, then the Closing Date shall be the next business day. The Closing shall be consummated and the Cash Balance received by Sellers, on the Closing Date no later than 2:00 p.m. Central Standard Time, failing which the Closing adjustments shall be recalculated as if the Closing Date were the next business day.
4.1    Seller’s Closing Deliveries. At Closing, each Seller shall execute (as necessary) and deliver to Purchaser (either through escrow or as otherwise provided below) each of the documents described below: (a) each Seller’s Deed; (b) two original counterparts of each Seller’s Bill of Sale and Assignment and Assumption of Leases and Assumed Contracts (as defined herein) as to such Seller’s interest in the Property, each in the form attached hereto as Exhibit C (the "General Assignments"); (c) each Seller’s non-foreign affidavit, in the form attached hereto as Exhibit E; (d) two original, facsimile or electronic (i.e. scanned and delivered via e-mail) counterparts of the Closing Statement (as defined in Section 4.3 below); (e) evidence of termination of any existing property management agreements with TPG-FP Services, L.P., a Texas limited partnership ("Property Manager") affecting the Real Property; (f) such transfer tax forms as are required by law ("Transfer Documents"); (g) the schedules of delinquent rents and Tenant Reimbursements described in Sections 4.3.2 and 4.4.1, respectively; (h) the list of tenants with ongoing reconciliations of Tenant Reimbursements and Tenant Reimbursement Expenses, if any, for the year 2012 as described in Sections 4.4.2 and 4.4.1, (i) affidavits to the Title Company from each Seller in the form attached hereto as Exhibit L or in a form otherwise reasonably acceptable to Seller and the Title Company, and such evidence of power and authority as the Title Company reasonably may request; (j) one original notice letter to tenants for each Property in the form attached hereto as

Exhibit D (delivery may be made outside of escrow); (k) copies of the notices of assignment to the counterparties of the Service Contracts that are Assumed Contracts as described in Section 9.3.5 hereof, which Seller will transmit outside of escrow at Closing and (l) to the extent any declaration of restrictions, easements and agreements ("REA") affecting the Property requires a specific written assignment and/or assumption agreement with respect to such REA, an executed assignment and/or assumption agreement with respect to such REA in the form required by the REA. To the extent available and in a Seller’s possession, at Closing each Seller shall leave for Purchaser at each respective Property all of the original Leases, all plans and specifications, contracts, licenses and permits, property correspondence files and tenant records and files (excluding therefrom any confidential internal memoranda of any Seller and any documentation subject to attorney-client privilege), marketing materials (excluding therefrom any such materials that include any information proprietary to a Seller or any other party affiliated with Thomas Properties Group, Inc.) pertaining to the Real Property. Each Seller shall also deliver to Purchaser at Closing possession of each respective Property with all necessary keys and codes in such Seller’s possession or control and such evidence of such Seller’s power and authority as Purchaser may reasonably request.
4.2    Purchaser’s Closing Deliveries. At Closing Purchaser shall deliver or cause to be delivered to each Seller two executed counterparts of each of the General Assignments, the Closing Statement and the Transfer Documents, one original notice letter to tenants for each Property in the form attached hereto as Exhibit D (delivery may be made outside of escrow), together with the Cash Balance described in Section 2.2 above, and such evidence of Purchaser’s power and authority as Sellers may reasonably request.
4.3    Closing Prorations and Adjustments. The provisions of this Section 4.3 shall survive the Closing. Sellers shall prepare a statement of the prorations and adjustments required by this Agreement (the "Closing Statement"), and submit it to Purchaser for approval prior to Closing. The items listed below are to be equitably prorated or adjusted as of the close of business on the Closing Date, it being understood that for purposes of prorations and adjustments, Purchaser shall be deemed the owner of each Property on the Closing Date.
4.3.1    Taxes. Real estate and personal property taxes and assessments shall be prorated for the period for which such taxes and assessments are assessed, regardless of when payable, on the basis of the number of days in such period each Property will have been owned by the applicable Seller and Purchaser, respectively. If the current tax bill is not available at Closing, then the proration shall be made on the basis of the most recent ascertainable tax bill. Purchaser shall pay the taxes and assessments for the tax year in which the Closing occurs prior to the same becoming delinquent.

4.3.2    Rent. The "minimum" or "base" rent payable by tenants under the Leases for the calendar month in which the Closing occurs shall be prorated on the basis of the number of days of such month each Property will have been owned by Purchaser and the applicable Seller, respectively. However, there shall be no proration of any such rent which is delinquent as of the Closing Date. Rather, Purchaser shall cause any such delinquent rent for the period prior to Closing to be remitted to the applicable Seller if, as and when collected. At Closing, each Seller shall deliver to Purchaser a schedule of all such delinquent rent. Following the Closing, Purchaser shall use diligent efforts to collect such delinquent rent on behalf of such Seller by including the amount of delinquent rent in all bills thereafter submitted to the tenants in question after the Closing; provided that, Purchaser’s obligation hereunder to collect delinquent rents shall terminate upon the earlier of (i) the subject tenant vacating the Property, or (ii) the date which is six (6) months following the Effective Date. All amounts collected by Purchaser under the Leases after Closing shall be applied first to delinquent rent and delinquent Tenant Reimbursements (as defined in Section 4.4 below) for the rental period following the Closing Date, second to such amounts for the month in which the Closing shall occur, and third to such amounts accruing prior to the Closing Date. Purchaser shall promptly deliver to the applicable Seller a copy of each such bill submitted to tenants, shall keep such Seller reasonably informed as to the status of Purchaser’s collection efforts with respect to such tenants after the Closing and shall not compromise or settle any such rent without such Seller’s prior written consent, which shall not be unreasonably withheld. Any applicable Seller shall be entitled to pursue any and all remedies against any delinquent tenant at any time; provided that Sellers shall have no right to terminate any Lease or interfere with any tenant’s occupancy under any Lease in connection therewith.
4.3.3    Costs Relating to New Leases. Purchaser shall be responsible for all tenant improvement costs, leasing commissions or other leasing costs paid or payable pursuant to any New Lease (hereinafter defined) and shall reimburse the applicable Seller at Closing for any such amounts expended by such Seller.
4.3.4    Security Deposits; Utility Deposits. Purchaser shall receive a credit at Closing in the amount of any unapplied cash security deposits under the Leases and each Seller shall retain such deposits. In addition, any Seller(s) shall assign (to the extent assignable) and deliver to Purchaser at Closing any and all letters of credit and other instruments held by any Seller(s) as security deposits under Leases and such transfer documents as may be necessary to effect the assignment of such letters of credit or other instruments. Sellers shall receive a credit at Closing in the amount of all refundable cash or other deposits posted with utility companies servicing the Property which are duly assigned to Purchaser at Closing.

4.3.5    Utilities. Water, electric, telephone and all other utility and fuel charges, and any other payments to utility companies shall be prorated. If possible, utility prorations will be handled by final meter readings on the Closing Date. If final readings are not possible, or if any such charges are not separately metered, such charges will be prorated based on the most recent period for which costs are available.
4.3.6    Fees Payable. Assignable license and permit fees, and similar fees and expenses of operation shall be prorated to the extent the applicable licenses and permits are assigned to Purchaser at Closing.
4.3.7    Tenant Inducement Costs, Leasing Commissions and Free Rent. Purchaser shall be responsible for the payment of all of the following Tenant Inducement Costs (as hereinafter defined) and leasing commissions: (a) those specifically identified as Purchaser’s obligation on Exhibit F attached hereto; (b) those set forth in a Lease existing as of the date hereof, and not specifically identified on Exhibit F attached hereto which, pursuant to the terms of such Lease, are not due and payable prior to the Closing; and (c) those set forth in any New Lease. Sellers shall be responsible for the payment of all of the following Tenant Inducement Costs and leasing commissions: (i) those specifically identified as a Seller’s obligation on Exhibit F; and (ii) those payable prior to the Closing Date (other than those set forth in a New Lease, which shall be the responsibility of Purchaser). For purposes hereof, the term "Tenant Inducement Costs" shall mean any payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs (other than those accruing as a result of a buyout option executed by Purchaser after the Closing Date, which buyout costs shall be Purchaser’s sole and exclusive responsibility), moving, design, refurbishment and club membership allowances. If, as of the date of Closing, a Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to this Section 4.3.7, such Seller shall be credited with an amount equal to such Tenant Inducement Costs and leasing commissions; provided, however, that Purchaser shall only be obligated to reimburse Sellers for Tenant Inducement Costs paid prior to the Effective Date if such Tenant Inducement Costs are specifically identified on Exhibit F attached hereto. If, as of the date of Closing, a Seller shall not have paid any Tenant Inducement Costs or leasing commissions for which such Seller is responsible to have paid prior to the date of Closing in accordance with the provisions of this Section 4.3.7, Purchaser shall be credited with an amount equal to such Tenant Inducement Costs and leasing commissions and Purchaser shall assume such Seller’s obligation to pay the same and shall indemnify such Seller and the its property manager against obligations arising thereunder after the Closing. At Closing, Purchaser shall be credited with an amount equal to the sum of the outstanding free rent listed on Exhibit F. Purchaser shall not be credited for any other outstanding free rent. To the extent any amount outstanding on Exhibit F as of the Effective Date for which Purchaser is responsible is reduced due to payments made thereon by Seller between the Effective Date and the Closing Date, any credits due to Purchaser for such amounts shall be reduced accordingly.
If any item of income or expense set forth in this Section 4.3 is subject to final adjustment after Closing, then Sellers and Purchaser shall make, and each shall be entitled to, an appropriate reproration to each such item promptly when accurate information becomes available. Any amounts due from one party to the other as a result of such reproration shall be paid promptly in cash to the party entitled thereto. Sellers and Purchaser hereby covenant and agree to make available to each other for review such records as are necessary to complete such reprorations. The foregoing provisions of this Section 4.3 shall survive the Closing.
4.4    Tenant Reimbursements. Tenants under the Leases are currently paying the applicable Seller certain amounts (referred to herein as "Tenant Reimbursements") based on such applicable Seller’s estimates for real estate taxes and assessments, common area maintenance, operating expenses and similar expenses (collectively, "Tenant Reimbursement Expenses").
4.4.1    For the Calendar Year of Closing. At Closing, Tenant Reimbursements payable by tenants under the Leases for the calendar month in which the Closing occurs shall be prorated on the basis of the number of days of such month the Property will have been owned by Purchaser and the applicable Seller, respectively. However, there shall be no proration of any such Tenant Reimbursements which are delinquent as of Closing. Rather, Purchaser shall cause any such delinquent Tenant Reimbursements for the period prior to Closing to be remitted to the applicable Seller if, as and when collected. At Closing, each Seller shall deliver to Purchaser a schedule of all such delinquent Tenant Reimbursements. Following the Closing, Purchaser shall use diligent efforts to collect such delinquent Tenant Reimbursements on behalf of such Seller by including the amount of delinquent Tenant Reimbursements in all bills thereafter submitted to the tenants in question after Closing; provided that, Purchaser’s obligation hereunder to collect delinquent Tenant Reimbursements shall terminate upon the earlier of (i) the subject tenant vacating the Property, or (ii) the date which is six (6) months following the Effective Date. Purchaser shall promptly deliver to the applicable Seller a copy of each such bill submitted to tenants, shall keep such Seller reasonably informed as to the status of Purchaser’s collection efforts with respect to such tenants after Closing and shall not compromise or settle any such delinquent Tenant Reimbursements without the prior consent of the applicable Seller. Any applicable Seller shall be entitled to pursue any and all remedies against any such tenant at any time; provided that Sellers shall have no right to terminate any Lease or interfere with any tenant’s occupancy under any Lease in connection therewith.

Prior to Closing, Sellers shall provide Purchaser all information obtained by Sellers related to Tenant Reimbursements and Tenant Reimbursement Expenses for the period from January 1, 2013 through the Closing. On or before sixty (60) days after the last date provided for in the Leases as the time for reconciliation of Tenant Reimbursements for 2013, Purchaser will prepare a reconciliation, computed as of the Closing Date, for actual Tenant Reimbursement Expenses pursuant to each of the Leases for calendar year 2013 (collectively, "Tenant Reimbursement Recoveries") and a summary of the amounts paid by tenants with respect to Tenant Reimbursements. Sellers shall be entitled to the Tenant Reimbursement Recoveries attributable to the period prior to the Closing Date, and Purchaser shall be entitled to Tenant Reimbursement Recoveries attributable to the period on and after the Closing Date. Tenant Reimbursement Recoveries shall be deemed to accrue on an equal amount per diem, regardless of when actual expenses occurred during the year. If any tenants have overpaid the amounts due under the Leases of such tenants, the amount of the overpayment shall be refunded by Purchaser to the applicable tenants as required under the Leases. Purchaser and Sellers shall then make appropriate adjusting payments between themselves such that each receives the appropriate amount of the Tenant Reimbursement Recoveries attributable to their respective periods of ownership. Purchaser shall not, during 2013, exercise any option under any Lease to change the period used to calculate Tenant Reimbursement Recoveries to any period other than the calendar year unless required by such Lease. Purchaser shall indemnify, defend and hold Sellers, their constituent members or partners, and their respective directors, trustees, officers, employees and agents, and each of them (“Indemnified Parties”), harmless from and against any losses, claims, damages and liabilities, including, without limitation, reasonable attorneys’ fees and expenses incurred in connection therewith (“Losses”), arising out of or resulting from Purchaser’s failure to promptly remit any amounts actually received from Sellers to tenants in accordance with the provisions hereof. The provisions of this Section 4.4.1 shall survive the Closing.
4.4.2    For Calendar Year 2012. Prior to Closing, each Seller shall provide Purchaser with a list of tenants with respect to which reconciliations of Tenant Reimbursements and Tenant Reimbursement Expenses for calendar year 2012 is the subject of an ongoing audit. If the amount of Tenant Reimbursements collected by an applicable Seller for calendar year 2012 with respect to such tenants (or any other tenant who later commences an audit of Tenant Reimbursement Expenses for calendar year 2012) is less than the amount of Tenant Reimbursement Expenses paid by such Seller for calendar year 2012 (or less than the amount which such Seller is entitled to recover under the terms of the Leases), then such Seller shall be entitled to bill such tenants and retain any such amounts due from tenants. If the amount of Tenant Reimbursements collected by a Seller for calendar year 2012 exceeds the amount of Tenant Reimbursement Expenses paid by such Seller with respect to such period (or the amount which such Seller is entitled to recover under the terms of the Leases), then, to the extent required under the terms of the Leases, such Seller shall remit such excess amounts to the applicable tenants and shall indemnify, defend and hold Purchaser and its Indemnified Parties harmless from and against all Losses in connection therewith. In connection with the foregoing, each Seller shall be permitted to make and retain copies of all leases and all billings concerning Tenant Reimbursements for such prior years with respect to such tenants, and Purchaser covenants and agrees to provide such Seller with reasonable access to the books and records pertaining to such Tenant Reimbursements, and to otherwise cooperate with such Seller (at no cost or liability to Purchaser) for the purpose of enabling Seller to adequately respond to any claim by such tenants for reimbursement of Tenant Reimbursements previously paid by such tenants. The provisions of this Section 4.4.2 shall survive the Closing.
4.5    Reservation of Rights to Contest. Notwithstanding anything to the contrary contained in this Agreement, each Seller reserves the right to meet with governmental officials and to contest any reassessment or assessment of the Property or any portion thereof and to attempt to obtain a refund for any taxes previously paid with respect to appeals filed prior to the Effective Date. Each Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date. In the event any such refund results in a tenant being entitled to a refund based on Tenant Reimbursements previously paid by such tenant, then the applicable Seller shall remit such excess amounts to the applicable tenant and shall indemnify, defend and hold Purchaser and its Indemnified Parties harmless from and against all Losses in connection therewith.
4.6    Transaction Costs. Except as otherwise specifically set forth in this Agreement, the closing costs and other costs incurred in connection with the transactions contemplated by this Agreement shall be paid as follows: (a) Sellers shall pay for (1) the base premiums payable to Title Insurer in connection with the issuance of Texas Form Owner’s Title Policies, (2) all recording charges, and (3) one-half (½) of all escrow fees payable to Escrow Agent; and (b) Purchaser shall pay for all other closing and other transaction costs whether or not Closing occurs, including, without limitation, (i) all other title insurance costs and fees, including any for deletion of the standard survey exception, endorsements, coinsurance or reinsurance, and any loan policy charges, (ii) all transfer taxes, sales and use taxes, documentary stamps and intangible taxes and similar taxes or charges, if any, (iii) all costs incurred in connection with obtaining the Surveys, (iv) all costs incurred in connection with Purchaser’s inspection, and (v) one-half (½) of all escrow fees payable to Escrow Agent. Sellers and Purchaser shall be responsible for the fees of their respective attorneys.
4.7    Reprorations. Notwithstanding anything contained herein to the contrary, all reprorations contemplated by this Agreement shall be completed within ninety (90) days of Closing (subject to extension solely as necessary due to the unavailability of final information, but in no event to exceed one (1) year after Closing). The provisions of this Section 4.7 shall survive the Closing.

4.8    Capital Improvement Program. A Seller or such Seller’s property manager have entered into certain contracts for improvements at a respective Property (the "Capital Improvement Contracts"). A list of the Capital Improvement Contracts is attached hereto as Exhibit K. The work under the Capital Improvement Contracts may not be completed by Closing. If any work under a Capital Improvement Contract is not completed at Closing, the applicable Seller shall obtain a statement from each contractor under the Capital Improvement Contracts, dated not more than twenty (20) days prior to the Closing stating: (1) the sums previously paid to such contractor under its Capital Improvement Contract, (1) any retainages or other sums withheld under such Capital Improvement Contract for work previously performed thereunder, (1) the sum remaining to be paid under such Capital Improvement Contract for all labor, services and materials remaining to be performed thereunder, and (1) the total contract sum set forth in such Capital Improvement Contract for all work to be performed thereunder (the "Contract Sum"). In addition, the applicable Seller shall obtain from all contractors waivers of liens to date with respect to each of the Capital Improvement Contracts. Failure of any such Seller to obtain any such statement or lien waivers shall not be deemed a default by Sellers or give rise to any adjournment or excuse of the Purchaser’s obligations under the Agreement (but Sellers shall remain obligated to deliver the affidavit to the Title Company required pursuant to Section 4.1 above); rather, the parties shall thereupon, in good faith, reasonably estimate the prorations to be made under such Capital Improvement Contracts for which such a statement or lien waivers were not actually obtained. At Closing, Sellers shall give Purchaser a credit for the difference between (a) the Contract Sum, set forth in each of the Capital Improvement Contracts and (b) the sums previously paid thereunder. Thereafter, Purchaser shall be solely responsible for the cost of all work performed under the Capital Improvement Contracts after the Closing and shall assume the applicable Seller’s obligations and indemnify such Seller and its Seller’s property manager against obligations arising thereunder after the Closing. Notwithstanding the parties’ agreement in the preceding sentence, if the credit given Purchaser at Closing for any Contract Sum is based on the parties’ good faith estimate of the Contract Sum, Sellers and Purchaser agree that the credit given Purchaser at Closing will be subject to adjustment, upward or downward, as the case may be, based on the actual Contract Sum once such actual Contract Sum is determined. Purchaser agrees to cooperate with the reasonable requests of each contractor under the Capital Improvement Contracts at no cost or obligation to Purchaser to permit the applicable Seller its Seller’s property manager to obtain a release from all obligations thereafter accruing under the Capital Improvement Contracts. The provisions of this Section 4.8 shall survive the Closing.
5.    CASUALTY LOSS AND CONDEMNATION. If, prior to Closing, the Property or any part thereof shall be condemned or destroyed or damaged by fire or other casualty, Sellers shall promptly so notify Purchaser. In the event of a material loss (hereinafter defined), Purchaser shall have the option to terminate this Agreement by giving notice to the other party within fifteen (15) days of the other party’s request that the option be exercised (but no later than the Closing). Upon such termination, the Deposit shall be returned by the Escrow Agent to Purchaser, neither party shall have any further rights or obligations hereunder (except for the obligations of the parties set forth in this Agreement which expressly survive the termination of this Agreement), and this Agreement shall be null and void. If the condemnation, destruction or damage does not result in a material loss, then Sellers and Purchaser shall consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or damage. If the transaction contemplated by this Agreement is consummated, Purchaser shall be entitled to receive any condemnation proceeds or proceeds of insurance under all policies of insurance applicable to the destruction or damage of the Property with Sellers paying all deductibles, and Sellers shall, at Closing, execute and deliver to Purchaser all customary proofs of loss and other similar items. For purposes of this Section 5, a "material loss" means condemnation, damage or destruction that (A) is reasonably estimated by Seller’s insurance adjuster to cost or be valued at (as the case may be) an amount in excess of One Million and No/100 Dollars ($1,000,000.00), (B) causes access to or parking on the Property to be adversely affected in any material respect, (C) results in the Property violating any laws or failing to comply with zoning or any covenants, conditions or restrictions affecting the Property, (D) entitles any material tenant to terminate its Lease or abate rent for more than one-half (1/2) of such material tenant’s premises which abatement is not covered by rental loss insurance, or with respect to such event, there is any damage which is not fully insured and for which Purchaser will not receive, at Sellers’ election, a credit in the amount of the uninsured portion of such damage upon the Closing. As used above, a “material” tenant is one that leases 10,000 square feet or more of rentable space.
6.    BROKERAGE. Sellers agrees to pay upon Closing (but not otherwise) a brokerage commission due to Holliday, Fenoglio and Fowler, L.P. for services rendered in connection with the sale and purchase of the Property. Sellers and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys’ fees and expenses incurred by the indemnified party in connection with such claim.
7.    DEFAULT AND REMEDIES.
7.1    Purchaser’s Remedies. If Sellers shall fail to complete Closing in accordance with this Agreement, Purchaser agrees that Purchaser’s sole and exclusive remedy will be (i) to terminate this Agreement by giving written notice thereof to Sellers prior to or at the Closing and receive the Deposit, or (ii) to commence or maintain an action against Sellers for specific performance under this Agreement subject to the terms of this Agreement, provided that any action for specific performance must be commenced within ninety (90) days after the date of Sellers’ alleged failure to complete the Closing. In no event may Purchaser pursue, commence or maintain an action for, or otherwise collect, damages from Sellers, provided that, if the equitable remedy of specific performance is not available, Purchaser may pursue the remedy of recouping from Seller (y) Purchaser’s actual, documented and reasonable out-of-pocket transaction costs, not to exceed $150,000.00 and (z) Purchaser’s actual damages incurred as a result of Seller’s failure to close, not to exceed $250,000.00. Nothing in this Paragraph shall limit Purchaser’s rights against Sellers by reason of any indemnity obligations of Sellers to

Purchaser set forth in this Agreement, all of which shall survive the termination of this Agreement.
7.2    Sellers’ Remedies. If Purchaser shall fail to complete Closing in accordance with this Agreement, as Sellers’ sole and exclusive remedy, the Deposit shall be paid to Sellers by the Escrow Agent within two business days after Purchaser’s default (and Purchaser hereby irrevocably directs the Escrow Agent to make such payment in such circumstances) and the Deposit shall be retained by Sellers as liquidated damages and not as a penalty. The receipt of the Deposit shall be Sellers’ sole and exclusive remedy in the event of Purchaser’s default hereunder, and Sellers in such event hereby waive any right, unless closing is completed, to recover the balance of the Purchase Price or any other amount. Sellers and Purchaser agree that the actual damages to Sellers in the event of such breach are impractical to ascertain as of the date of this Agreement and the amount of the Deposit is a reasonable estimate thereof. If Sellers shall retain the Deposit as liquidated damages, this Agreement will terminate and neither party will have any further obligations hereunder, except any which expressly survive termination. Nothing in this Paragraph shall limit Sellers’ rights against Purchaser by reason of any indemnity obligations of Purchaser to Sellers set forth in this Agreement, all of which shall survive the termination of this Agreement.
7.3    Post-Closing Remedies. After Closing, Sellers and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, except that neither Sellers nor Purchaser shall be entitled to recover from the other consequential or special damages.
8.    CONDITIONS PRECEDENT.
8.1    Inspection Period.
8.1.1    Right to Inspect. Purchaser, and Purchaser’s agents and representatives, shall have the right, from time to time, between the date of this Agreement through 5:00 p.m., central time, on March 21, 2013 ("Inspection Period"), during normal business hours, to enter upon the Property for the purpose of inspection of the physical condition of the Property (including a Phase I environmental assessment report for each Property and a structural engineering report, but excluding, without Sellers’ prior written consent, any invasive testing), testing of machinery and equipment, taking of measurements, making of surveys and generally for the reasonable ascertainment of the physical condition of the Property; provided, however, that Purchaser shall (i) give Sellers at least one (1) business day prior notice of the time, place and purpose of such entry and permit a representative of Sellers to accompany Purchaser (which notice may be given by electronic mail) provided that the unavailability of Sellers shall not prevent or delay such entry; (ii) restore any damage to the Property or any adjacent property caused by such actions to substantially the same condition in which the Property was found prior to such damage; (iii) indemnify, defend and save Sellers and, as the case may be, its partners, trustees, shareholders, directors, officers, employees and agents harmless of and from any and all liabilities which Sellers and their partners, trustees, shareholders, directors, officers, employees and agents may suffer by reason of such entry and such activities and such indemnification obligation shall survive the termination of this Agreement; (iv) not contact or interview any tenant without giving Sellers at least one (1) business day prior notice (which notice may be given by electronic mail) and permitting Sellers the right to participate in any such contact or interview provided that the unavailability of the Sellers shall not prevent or delay such contact; (v) prior to entry onto the Property, furnish Sellers with evidence of insurance as required in Section 8.1.5 below; and (vi) after a termination of this Agreement (except due to a default by Sellers) at Sellers’ request, deliver to Seller’s copies of any final reports, studies or assessments relating to any tests conducted at the Property on behalf of Purchaser in accordance with Section 11.10 hereof. All such inspection rights shall be subject to the right of tenants and other occupants and users of the Property and Purchaser shall use reasonable efforts to minimize interference with tenants’ and Sellers’ operation of the Property. To the extent not already provided to Purchaser and to the extent any such information is not confidential and within Sellers’ possession and control, Sellers shall provide documents and information related to the Property upon Purchaser’s reasonable request therefor. Notwithstanding anything to the contrary in this Section 8.1.1, Purchaser’s indemnification obligations under this Section 8.1.1 shall not apply to (a) any loss arising from Sellers’ own negligence or willful misconduct or (b) Purchaser’s discovery of existing conditions on the Property.
8.1.2    No Liens Permitted. Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Sellers, express or implied by inference or otherwise, to any party for the performance of any labor or the furnishing of any materials to the Property or any part thereof, nor as giving Purchaser any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any liens against the Property or any part thereof.
8.1.3    Right of Termination. If Purchaser, in Purchaser’s sole and absolute discretion, determines that it is not satisfied with the Property for any or no reason, Purchaser shall have the right to terminate this Agreement by giving Sellers written notice ("Termination Notice") on or prior to the expiration of the Inspection Period. Upon giving the Termination Notice, this Agreement shall immediately terminate (except for the obligations of the parties set forth in this Agreement which expressly survive the termination of this Agreement) and the Deposit shall be returned to Purchaser, as Purchaser’s sole and exclusive remedy. Purchaser’s failure to deliver the Termination Notice on or before the expiration of the Inspection Period shall be deemed a waiver of Purchaser’s right to terminate this Agreement under this subsection and shall render the Deposit nonrefundable.

8.1.4    Financing. There is no financing contingency to Purchaser’s obligations under this Agreement.
8.1.5    Insurance.
(a)    Prior to entering the Property, Purchaser and/or its representatives shall deliver to Sellers a certificate or certificates of insurance, together with a copy of the endorsements to the applicable policies naming each applicable Seller as an additional insured, evidencing policies of commercial general liability insurance on an occurrence basis and automobile liability insurance covering all owned, hired and non-owned vehicles brought onto the Property, issued by an insurance company licensed to do business in Texas and having a rating of at least "A: VII" by A.M. Best Company, with limits of at least $2,000,000 combined single limit per occurrence for bodily or personal injury or death, for property damage and loss of use thereof. Such insurance coverage shall: (i) be primary and any insurance maintained by the applicable Seller shall be excess and noncontributory, (ii) include contractual liability coverage with respect to Purchaser’s indemnity obligations set forth in this Agreement (it being understood, however, that the availability of such insurance shall not serve to limit or define the scope of Purchaser’s indemnity obligations under this Agreement in any manner whatsoever), and (iii) not contain any exclusion for "insured versus insured" claims as respects any potential claim by Sellers against Purchaser. Such certificate(s) shall also provide that the coverage may not be cancelled, non-renewed or reduced without at least thirty (30) days’ prior written notice to Sellers, or 10 days in the event of non-payment of premium. Prior to conducting any tests, examinations, inspections, studies or the like on the Properties which will be of an invasive nature, Purchaser shall first obtain the prior written consent of Sellers, to be given or withheld in Sellers’ sole and absolute discretion, and shall deliver to Sellers: (i) a proposal from the engineer who will perform the invasive testing (the "Engineer"), outlining the scope of such tests and studies and (ii) a certificate of insurance evidencing a policy of pollution liability coverage on an occurrence basis naming the Engineer as insured, together with a copy of the endorsement to the corresponding policy naming the applicable Seller as an additional insured, issued by an insurance company licensed to do business in Texas and having a rating of at least "A: VII" by A.M. Best Company, with a limit of at least $3,000,000 per occurrence, a deductible of not more than $5,000 and a copy of an endorsement to such policy providing that such insurance coverage is primary and that any insurance maintained by the applicable Seller shall be excess and noncontributory. Purchaser shall also maintain statutory Workers’ Compensation insurance in the amounts required by applicable statute and Employers Liability coverage of at least $1,000,000 per occurrence. In addition to the foregoing evidence of insurance, Purchaser shall, upon Sellers’ written request, deliver to Sellers a copy of any insurance policy required to be maintained by Purchaser hereunder.
(b)    KBS risk management to review. Notwithstanding anything contained in this Agreement to the contrary, the parties hereto hereby waive any and all rights of recovery, claim, action or cause of action against each other, their respective agents, partners, officers and employees, for any loss or damage to any property located on or constituting a part of the Property, which loss or damage arises from the perils that could be insured against under the ISO Causes of Loss-Special Form Coverage (whether or not the party suffering the loss or damage actually carries such insurance, recovers under such insurance or self-insures the loss or damage) or which right of recovery arises from loss of earnings or rents resulting from loss or damages caused by such a peril, regardless of cause or origin, including negligence of the parties hereto, their respective agents, employees, guests and invitees. The parties shall each have their insurance policies issued in such form as to waive any right of subrogation which might otherwise exist. Upon request by the other party, each party agrees to provide the other with reasonable evidence of its insurance carrier’s consent to such waiver of subrogation.
8.1.6    3.14 Audit. Purchaser has informed Seller that Purchaser is required by law to complete with respect to certain matters relating to the Property an audit commonly known as a “3-14” Audit (“Purchaser’s 3-14 Audit”). In connection with the performance of Purchaser’s 3-14 Audit, Sellers shall during the Inspection Period and thereafter upon request from Purchaser deliver to Purchaser in a timely and diligent manner (i) the documents which are described on Exhibit N attached hereto, to the extent in existence and in Sellers’ possession (collectively, “Purchaser’s 3-14 Audit Documents”) and (ii) provide to Purchaser in written form, answers to such questions relating to the Property which are set forth in Exhibit N, to the extent such information is in existence and in Sellers’ possession. Purchaser acknowledges that completion of Purchaser’s 3-14 Audit is not a condition to Purchaser’s obligation to close hereunder.
At Closing, the originals (and where originals are not available or in Sellers’ possession or control, copies) of all documents delivered to Purchaser pursuant to Section 8.1.1 and this 8.1.6 shall become the property of Purchaser, but Sellers may retain copies of any such documents.
8.2    Estoppel Certificates. Sellers shall have delivered to Purchaser, at or before Closing as a condition precedent to Closing, a written statement from Digital Motor Works Inc. and Motion Computing, Inc., and from such other tenants, whose rentable square footage totals, when added to the rentable square footage leased to Digital Motor Works Inc. and Motion Computing Inc., comprises no less than 75% (the "Tenant

Estoppel Percentage"), of the total rentable square footage of the Property leased by tenants under the Leases, in substantially the form of tenant estoppel certificate set forth on Exhibit G attached hereto and made a part hereof ("Tenant Estoppel Certificate") and which do not disclose the existence of any default by Seller under the Leases or contain information that is inconsistent with (i) the terms of the Leases, (ii) the information contained in the most recent rent roll for the Property delivered to Purchaser, and (iii) the information contained in the most recent accounts receivable aging report for the Property delivered to Purchaser. In determining whether the foregoing requirement has been satisfied, Purchaser agrees not to object to (i) any non-material qualifications or modifications which a tenant may make to the form of Tenant Estoppel Certificate and (ii) any modification to a Tenant Estoppel Certificate necessary to conform it to the requirements of such tenant’s lease, including the estoppel requirements to the extent specific estoppel requirements are set forth in a lease. Sellers agree to deliver copies of Tenant Estoppel Certificates to Purchaser within a reasonable time after receipt from tenants and will deliver originals thereof to Purchaser at the Closing. If Sellers do not obtain a Tenant Estoppel Certificate from a sufficient number of tenants to meet the Tenant Estoppel Percentage, Seller may, at its sole option, elect to adjourn the Closing for a period not to exceed seven (7) days to continue its efforts to obtain Tenant Estoppel Certificates.
Notwithstanding the foregoing provisions hereof, promptly after the Effective Date Sellers shall prepare the Tenant Estoppel Certificates for Purchaser’s review and approval. Purchaser shall approve or disapprove the Tenant Estoppel Certificates within two (2) business days following Sellers delivery thereof to Purchaser. Failure to notify Seller within such two (2) business day period of any objections to the forms of Tenant Estoppel Certificates shall be deemed Purchaser’s approval thereof. Following such approval or deemed approval, Sellers agree to request a Tenant Estoppel Certificate from each of the tenants under the Leases. Sellers’ failure to satisfy the Tenant Estoppel Percentage after using commercially reasonable efforts to do so shall not constitute a default by Sellers hereunder. As used herein, Sellers shall be deemed to have satisfied their obligation to use commercially reasonable efforts to obtain Tenant Estoppel Certificates so long as Sellers or Sellers’ property manager shall have requested a Tenant Estoppel Certificate from each of the tenants under the Leases and made one or more phone calls following up on the status of the same. In the event of Sellers’ failure to satisfy the Tenant Estoppel Percentage, Purchaser’s sole remedy shall be to either (x) waive the estoppel requirement and proceed to Closing without any abatement in the Purchase Price or (y) terminate this Agreement with notice to Sellers and the Escrow Agent and receive a prompt return of the Deposit, and neither party shall have any further liability or obligation hereunder (except for the obligations of the parties set forth in this Agreement which expressly survive the termination of this Agreement).
8.3    Accuracy of Seller’s Representations and Warranties. As a condition to the obligations of Purchaser to close hereunder, each of Sellers’ representations and warranties set forth in Section 9.1 below shall be materially true and correct as of the Closing, as modified by any Pre-Closing Disclosures (as defined in Section 9.2 below), and Sellers shall have performed all of their obligations hereunder. Notwithstanding the foregoing, if Sellers make any materially adverse Pre-Closing Disclosure to Purchaser, Purchaser shall have the right to terminate this Agreement by delivering written notice thereof to Sellers and Escrow Agent on or before the earlier to occur of the Closing and the second (2nd) business day after Purchaser receives written notice of such Pre-Closing Disclosure, in which event Escrow Agent shall return the Deposit to Purchaser and this Agreement shall terminate and be of no further force or effect, except as may expressly survive termination hereof. If Purchaser does not terminate this Agreement during the time required under this Section 8.3, then such representations and warranties shall be deemed modified to conform them to the Pre-Closing Disclosure.
8.4    Accuracy of Purchaser’s Representations and Warranties. As a condition to the obligation of Sellers to close hereunder, each of Purchaser’s representations and warranties set forth in Section 9.4 below shall be materially true and correct as of the Closing and Purchaser shall have performed all of its obligations hereunder.
8.5    Title Insurance. As a condition to the obligations of the Purchaser to close hereunder, the Title Insurer shall be irrevocably committed, subject only to the payment of the applicable premium, to issue to Purchaser the Owner Policies; provided, however, that, except as expressly set forth herein Purchaser shall be obligated to satisfy all requirements for such issuance reasonably imposed by Title Insurer.
9.    REPRESENTATIONS, WARRANTIES AND COVENANTS.
9.1    Sellers’ Representations and Warranties. Subject to Section 9.5 below, each Seller hereby represents and warrants to Purchaser as to the following matters, as of the date of this Agreement:
9.1.1    Organization and Authority. Each Seller is duly organized and in good standing under the laws of the state of its organization. Each Seller has the power and authority under its organizational documents to execute and deliver this Agreement and perform its obligations hereunder, and all action and approvals required thereunder have been duly taken and obtained.
9.1.2    No Conflict. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of any Seller’s organizational documents.
9.1.3    Condemnation. Except as disclosed in Exhibit J attached hereto, the terms and provisions of which are incorporated herein by this reference, to each Seller’s actual knowledge, no Seller has received from any governmental authority any written notice of any condemnation of the Property or any part thereof.

9.1.4    Litigation. Except as set forth on Exhibit I attached hereto, to each Seller’s actual knowledge, no Seller has received written notice of any threatened, or been served with any material litigation, arbitration or reference proceeding which is still pending against any Seller with respect to its ownership or operation of the Property.
9.1.5    No Options to Purchase. No Seller has granted to any person a right or option to purchase all or any portion of the Property.
9.1.6    Foreign Person. No Seller is a "foreign person" within the meaning of Section 1445(e)(3) of the Internal Revenue Code of 1986, as amended.
9.1.7    Violations. To each Seller’s knowledge, no Seller has received any written notice from any governmental agency that the Property or any condition existing thereon or any present use thereof violates any law or regulations applicable to the Property where such violation continues to exist, except those violations of the American’s With Disabilities Act or the Texas Accessibility Standards previously disclosed to Purchaser by Sellers.
9.1.8    Rent Roll. To each Seller’s knowledge, the rent rolls submitted to Purchaser are a fair, complete and materially accurate description of the Leases and do not materially misstate or omit any material information with respect thereto.
9.1.9    Leases. To each Seller’s knowledge, the list of Leases attached hereto as Exhibit H is true, correct and complete in all material respects.
9.1.10    OFAC. Seller hereby represents and warrants that Seller is, to its knowledge, in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 23, 2001) (the "Order") and other similar requirements contained in the rules and regulations of the office of Foreign Assets Control, Department of the Treasury ("OFAC") and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the "Orders"). Further, Seller covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Purchaser for its review and inspection during normal business hours and upon reasonable prior notice.
(a)    Seller hereby represents and warrants that neither Seller nor, to Seller's knowledge any beneficial owner of Seller (excluding any public shareholders or any beneficiaries of CalSTRS [as defined below]):
(i)    is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the "Lists");
(ii)    is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or
(iii)    is owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.
9.2    Representations Remade. As of Closing, each Seller shall be deemed to remake and restate the representations set forth in Section 9.1, except that the representations shall be updated by delivering written notice to Purchaser in order to reflect any fact, matter or circumstance of which such Seller had no knowledge on the Effective Date but thereafter became aware of that would make any of such Seller’s representations or warranties contained herein untrue or incorrect (any such disclosure being referred to as a "Pre-Closing Disclosure").
9.3    Covenants. Sellers hereby covenant and agree with Purchaser as to the following matters.
9.3.1    New Leases. For purposes of this Agreement, any Lease entered into after the Effective Date, and any modification, amendment, restatement or renewal of any existing Lease entered into after such date, shall be referred to as "New Lease(s)." Sellers shall provide notice to Purchaser of any New Lease entered into during the Inspection Period, together with a copy of such New Lease; provided that Sellers deliver such notice no later than three (3) business days prior to the end of the Inspection Period. Subject to the notice requirement in the prior sentence, Purchaser acknowledges it shall have no approval rights with respect to any New Lease entered into during the Inspection Period. From and after the end of the Inspection Period, no Seller shall enter into any New Lease (other than an amendment, restatement, modification or renewal of any existing Lease pursuant to a right granted the tenant under such existing Lease) without Purchaser’s prior written consent, which consent shall be granted or withheld in Purchaser’s sole and absolute discretion. If Purchaser does not respond in writing to a Seller’s request for approval or disapproval of a New Lease within the earlier to occur of (i) two (2) business days after Purchaser’s receipt of such Seller’s request, and (ii) the Closing Date, then Purchaser shall be conclusively deemed to have approved of such New Lease.

9.3.2    Service Contracts. Sellers shall provide notice to Purchaser of any new service contract entered into during the Inspection Period, together with a copy of such new service contract or amendment; provided that Sellers deliver such notice no later than three (3) business days prior to the end of the Inspection Period. Subject to the notice requirement in the prior sentence, Purchaser acknowledges it shall have no approval rights with respect to any new service contract entered into during the Inspection Period. From and after the end of the Inspection Period, no Seller shall enter into any new service contracts without the prior written consent of Purchaser, which consent shall be granted or withheld in Purchaser’s sole and absolute discretion. If Purchaser fails to respond to a Seller’s request for consent with respect to any such action within five (5) business days after receipt of such Seller’s request, such consent shall be deemed given.
9.3.3    Operations. Between the Effective Date and the Closing Date, each Seller shall (i) operate its respective Property in the normal course of such Seller’s business and maintain the Property in the same condition as of the date of this Agreement, ordinary wear and tear excepted, and subject to Section 5 above, (ii) maintain the existing insurance policies for the Property in full force and effect; (iii) not sell, transfer, encumber, mortgage or place any lien upon the Property (other than to Purchaser) or in any way create or consent to the creation of any title condition affecting the Property without the consent or waiver thereof of Purchaser, (iv) promptly deliver to Purchaser any notices it may hereafter receive from time to time that, if not delivered to Purchaser, would cause the representations and warranties set forth herein to be untrue if made after Sellers’ receipt of any such notices. Notwithstanding anything in the preceding sentence to the contrary, in no event shall any Seller be required to make any capital repairs, replacements or improvements to the Property except as may be required by the Leases. If a Seller fails to perform any of the covenants contained in this Section 9.3.3 and either Purchaser receives written notice thereof from Sellers pursuant to the notice provisions hereof prior to Closing or Purchaser shall have actual knowledge of a default by such Seller under this Section 9.3.3 prior to Closing, Purchaser shall have the rights and remedies available to Purchaser under Section 7.1 hereof, and if Purchaser elects to close and consummate the transaction contemplated by this Agreement in lieu of exercising its rights and remedies under Section 7.1 hereof, then such default by such Seller shall be deemed to be waived by Purchaser at the Closing.
9.3.4    Other Agreements. Between the Effective Date and the Closing Date, no Seller shall enter into any new agreements granting an easement, right-of-way or license on, under or about the Property ("Other Agreements") without Purchaser’s prior written consent, which consent shall be granted or withheld in Purchaser’s sole discretion. If Purchaser fails to respond to a Seller’s request for consent with respect to any such action within five (5) business days after receipt of such Seller’s request, such consent shall be deemed given.

9.3.5    Termination of Service Contracts. During the Inspection Period, Purchaser shall notify Sellers as to which service contracts, if any, Purchaser will assume for the Property and which service contracts for such Property shall be terminated by Sellers at Closing. Purchaser will assume the obligations first accruing and arising from and after the Closing Date under those service contracts which Purchaser has elected to assume (the “Assumed Contracts”) (and for those which Purchaser has elected not to assume and have Seller terminate but that do not terminate until thirty (30) days after written notice, for the thirty (30) day period following the Closing Date). Sellers shall deliver termination notices at Closing for all service contracts that are not so assumed.
9.4    Purchaser’s Representations and Warranties. Subject to Section 9.5 below, Purchaser represents and warrants that:
9.4.1    Governmental Plans. Purchaser has advised Sellers that none of its rights under this Agreement, the assets it shall use to acquire the Property, nor, upon its acquisition by Purchaser, the Property itself, shall constitute assets of a "governmental plan" within the meaning of 29 U.S.C. 1002(32). Neither the execution of this Agreement, the purchase of the Property by Purchaser, nor the holding of such Property by Purchaser shall constitute (i) a prohibited transaction with respect to any governmental plan under applicable state law or Section 503 of the Internal Revenue Code, or (ii) a violation of any state law regulating investments of or fiduciary obligations with respect to governmental plans.
9.4.2    Organization and Authority. Purchaser is duly organized and in good standing under the laws of the state of its organization. Purchaser has the power and authority under its organizational documents to perform its obligations hereunder, and all action and approvals required thereunder have been duly taken and obtained.
9.4.3    No Conflict. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Purchaser’s organizational documents.
9.4.4    No Bankruptcy. Purchaser has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Purchaser’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

9.4.5    Executive Order. Purchaser hereby represents and warrants that Purchaser is in compliance with the requirements of the Order and other similar requirements contained in the rules and regulations of OFAC and in any Orders. Further, Purchaser covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Seller for its review and inspection during normal business hours and upon reasonable prior notice.
(a)    Purchaser hereby represents and warrants that Purchaser:
(i)    is not listed on the Lists; or
(ii)    is not a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.
(b)    Purchaser hereby covenants and agrees that if Purchaser obtains actual knowledge that Purchaser or any of its beneficial owners becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Purchaser shall immediately notify Sellers in writing, and in such event, Sellers shall have the right to terminate this Contract without penalty or liability to Purchaser immediately upon delivery of written notice thereof to Purchaser.
9.4.6    The terms "Governmental Authority" and "Governmental Authorities" mean the United States of America, the State, the county and city where the Property is located, and any other political subdivision in which the Property is located or that exercises jurisdiction over the Property, and any agency, department, commission, board, bureau, property owners association, utility district, flood control district, improvement district, or similar district, or other instrumentality of any of them.
9.4.7    Representation to CalSTRS. Purchaser acknowledges that California State Teachers’ Retirement System ("CalSTRS") owns a direct or indirect interest in each Seller and is a unit of the California State and Consumer Services Agency established pursuant to Title I, Division 1, Parts 13 and 14 of the California Education Code, Sections 22000, et seq., as amended (the "Education Code"). As a result, Purchaser acknowledges that CalSTRS is prohibited from engaging in certain transactions with or for the benefit of an "employer", "employing agency", "member", "beneficiary" or "participant" (as those terms are defined or used in the Education Code). In addition, Purchaser acknowledges that CalSTRS may be subject to certain restrictions and requirements under the Internal Revenue Code, 26 U.S.C. Section 1 et seq. (the "Code"). Accordingly, Purchaser represents and warrants to CalSTRS that to Purchaser’s knowledge

(1) Purchaser is neither an employer, employing agency, member, beneficiary or participant; (2) Purchaser has not made any contribution or contributions to CalSTRS; (3) neither an employer, employing agency, member, beneficiary nor participant, nor any person who has made any contribution to CalSTRS, nor any combination thereof, is related to Purchaser by any relationship described in Section 267(b) of the Code (other than owning shares or ownership interests in any of the REITS or funds owned or managed by KBS (the “KBS REITS and Funds”); (4) except as a result of their ownership of shares or ownership interests in any of the KBS REITS and Funds, neither CalSTRS, their affiliates, related entities, agents, officers, directors or employees, nor any board member of any Seller, employee or internal investment contractor (collectively "CalSTRS Affiliates") has received or will receive, directly or indirectly, any payment, consideration or other benefit from, nor does any CalSTRS Affiliate have any agreement or arrangement with, Purchaser or any person or entity affiliated with Purchaser, relating to the transactions contemplated by this Agreement except as expressly set forth in this Agreement; and (5)  except for publicly traded shares of stock or other publicly traded ownership interests or shares or ownership interests in any of the KBS REITS and Funds, no CalSTRS Affiliate has any direct or indirect ownership interest in Purchaser or any person or entity affiliated with Purchaser.
9.5    Survival. Purchaser’s right to enforce the representations and warranties set forth in Section 9.1, subject to modifications thereto as a result of any Pre-Closing Disclosure, shall survive the Closing, but only as to claims of which Purchaser notifies Sellers in writing within six (6) months after Closing, and not otherwise. Sellers’ right to enforce the representations and warranties set forth in Section 9.4 shall survive the Closing.
9.6    Agreements Relating to Sale of Property. Except as may be set forth in any of the Leases and as may be disclosed by matters of record, (a) no Seller has entered into, and during the pendency of this Agreement will not enter into, any agreement related to the purchase or sale of the Property other than this Agreement, and (b) no Seller has granted, and during the pendency of this Agreement will not grant any option or right of first refusal or first opportunity or similar right to any party to acquire the fee interest in any portion of the Property.
10.    LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained herein, if the Closing shall have occurred (and Purchaser shall not have waived, relinquished or released any applicable rights in further limitation), (a) the aggregate liability of Sellers arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Sellers under this Agreement (or any document executed or delivered in connection herewith) shall not exceed One Million Dollars ($1,000,000) (the "Liability Limitation") and (b) no claim by Purchaser alleging a breach by any Seller of any representation, warranty, indemnification, covenant or other obligation of such Seller contained herein (or in any document executed or delivered in connection herewith) may be made, and such Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Purchaser against such Seller alleging a breach by such Seller of any representation, warranty, indemnification, covenant or other obligation of such Seller contained herein (or in any document executed or delivered in connection herewith), is for an aggregate amount in excess of Fifty Thousand Dollars ($50,000) (the "Floor Amount"), in which event such Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above; provided, however, that if any such final judgment is for an amount that in aggregate is less than or equal to the Floor Amount, then such Seller shall have no liability with respect thereto. Notwithstanding the foregoing, Sellers’ obligation to pay the broker pursuant to Section 6 hereof and Sellers’ indemnification obligations set forth in this Agreement shall not be included within or limited by the Liability Limitation. No constituent partner or member in or agent of any Seller, nor any advisor, trustee, director, officer, member, partner, employee, beneficiary, shareholder, participant, representative or agent of any entity that is or becomes a constituent partner or member in any Seller or an agent of any Seller (including, but not limited to, Thomas Properties Group, Inc. and CalSTRS) ("Sellers’ Affiliates") shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to an individual Seller’s assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. No constituent partner or member in or agent of Purchaser, nor any advisor, trustee, director, officer, member, partner, employee, beneficiary, shareholder, participant, representative or agent of any entity that is or becomes a constituent partner or member in Purchaser or an agent of Purchaser ("Purchaser's Affiliates") shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Purchaser's assets for the payment of any claim or for any performance, and Seller, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. The provisions of this Section 10 shall survive the Closing and any termination of this Agreement.
11.    MISCELLANEOUS.
11.1    Entire Agreement. All understandings and agreements heretofore had between Sellers and Purchaser with respect to the Property are merged in this Agreement, which alone fully and completely expresses the agreement of the parties. Purchaser acknowledges that it has inspected or will inspect the Property and that, except as expressly provided in this Agreement, it accepts the same in its "as is" condition subject to use, ordinary wear and tear and natural deterioration. Purchaser further acknowledges that, except as expressly provided in this Agreement, neither Sellers nor any agent or representative of Sellers have made, and Sellers are not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property.
11.2    Assignment.
11.2.8    Limited Assignment. Except as provided in Section 11.12 below, neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without Sellers’ consent; provided, however, that no such consent shall be required with respect to Purchaser’s assignment to one or more entities that are (or will prior to the Closing Date be) qualified to do business in the state of Texas and are wholly owned, directly or indirectly, by Purchaser or the KBS Strategic Opportunity REIT, Inc.; and provided further that upon any such assignment permitted hereunder, the Purchaser named herein shall remain liable to Sellers for the performance of "Purchaser’s" obligations hereunder. No such assignment shall be effective, however, unless and until Purchaser shall have furnished to Sellers both an executed copy of the assignment plus a written assumption agreement, in form reasonably satisfactory to Sellers, by the assignee to assume, perform and be responsible, jointly and severally with the Purchaser named herein, for the performance of all of the obligations of Purchaser under this Agreement and to pay all additional transfer or documentary taxes imposed as a result of such assignment, and which contains a representation by the assignee that all of the representations and warranties made by Purchaser in this Agreement are true and correct with respect to the assignee as of the date of the assumption agreement (or if the assignee is a different form of entity, the applicable representation shall be modified as appropriate). Sellers shall have the right to rely in good faith on the genuineness and validity of the notice from Purchaser of an assignment and to convey the Property to the assignee without liability to Purchaser or any other person. Purchaser shall indemnify and save Sellers harmless from and against any such liability in connection with such conveyance to the assignee. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Sellers and Purchaser and their respective successors and assigns.
11.2.9    Prohibited Assignments. Notwithstanding the foregoing provisions of Section 11.2.1, Purchaser shall have no right to assign this Agreement (i) to any entity owned or controlled by an employee benefit plan if Sellers’ sale of the Property to such entity would, in the reasonable judgment of Sellers or Sellers’ counsel, either create, otherwise cause, or raise a material question as to whether it would create or otherwise cause, a "prohibited transaction" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) to any person who, or to any entity which, has as a direct or indirect majority owner a person with a felony criminal record or currently under a felony criminal indictment; or (iii) to any person who, or entity which, cannot make the OFAC representation contained in Section 9.4.5.

11.3    Modifications. This Agreement shall not be modified or amended except in a written document signed by Sellers and Purchaser.
11.4    Time of Essence. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.
11.5    Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the state in which the Property is located.
11.6    Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally or by certified mail, return receipt requested, postage prepaid, by facsimile transmission with confirmed receipt, or by overnight courier (such as Federal Express), addressed as follows below. All notices given in accordance with the terms hereof shall be deemed given when received or upon refusal of delivery. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 11.6.
If to Sellers:

c/o Thomas Properties Group, Inc.
515 South Flower Street, 6th Floor
Los Angeles, California 90071
Attention:     Shadi Alem
Telephone:     213/830-2271
Facsimile:     213/633-4760
With a copy to:

Thomas Properties Group, Inc.
515 South Flower Street, 6th Floor
Los Angeles, California 90071
Attention:     Paul Rutter
Telephone:     213/233-9753
Facsimile:     213/633-4760

and:

Jeff Bates
Bracewell & Giuliani LLP
111 Congress, Suite 2300
Austin, Texas 78701
Telephone:    512/542-2130
Facsimile:    512/479-3909
If to Purchaser:
KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
Attention:     Brian Ragsdale
Telephone:     949-797-0305
Facsimile:     949-417-6518
With a copy to:
KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
Attention:     James Chiboucas
Telephone:     949-417-6555
Facsimile:     949-417-6523
and
Greenberg Traurig, LLP
1750 Tysons Boulevard, Suite 1200
McLean, Virginia 22102
Attention:     Scott A. Morehouse, Esq.
Telephone:     703-749-1327
Facsimile:     703-714-8327
and
Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention:     Bruce Fischer, Esq.
Telephone:     949-732-6670
Facsimile:     949-732-6501
11.7    "AS IS" SALE. ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTY, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER AGREES TO TAKE THE PROPERTY "AS-IS,"

"WHERE-IS," AND WITH ALL FAULTS AND CONDITIONS THEREON. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS (COLLECTIVELY, THE "DISCLOSURES") PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS BY SELLERS OR ANY OF SELLERS’ AFFILIATES OR AGENTS CONCERNING THE CONDITION OF THE PROPERTY SHALL NOT BE REPRESENTATIONS OR WARRANTIES. PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 9.1 ABOVE OR IN THE CLOSING DOCUMENTS (DEFINED BELOW), SELLERS HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLERS OR SELLERS’ AFFILIATES BASED ON (A) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED, (B) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY, OR (C) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, UNDER, OR IN

THE VICINITY OF THE PROPERTY. THE PROVISIONS OF THIS SECTION 11.7 SHALL SURVIVE THE CLOSING AND ANY TERMINATION OF THIS AGREEMENT.
PURCHASER REPRESENTS TO SELLERS THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS OR THEIR AGENTS OR EMPLOYEES WITH RESPECT THERETO. UPON CLOSING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLERS (AND SELLERS’ AFFILIATES) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLERS (AND SELLERS’ AFFILIATES) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.
EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT (INCLUDING SECTION 5 HEREOF), PURCHASER SHALL ACCEPT THE PROPERTY AT THE TIME OF CLOSING IN THE SAME CONDITION AS THE SAME IS AS OF THE EXPIRATION OF THE INSPECTION PERIOD, AS SUCH CONDITION SHALL HAVE CHANGED BY REASON OF NORMAL WEAR AND TEAR, DAMAGE BY FIRE OR OTHER CASUALTY AND VANDALISM. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT (INCLUDING SECTION 5 HEREOF), PURCHASER SPECIFICALLY ACKNOWLEDGES THAT THE FACT THAT ANY PORTION OF THE PROPERTY OR ANY EQUIPMENT OR MACHINERY THEREIN OR

ANY PART THEREOF MAY NOT BE IN WORKING ORDER OR CONDITION AT THE CLOSING DATE BY REASON OF NORMAL WEAR AND TEAR OR DAMAGE BY FIRE OR OTHER CASUALTY OR VANDALISM, OR BY REASON OF ITS PRESENT CONDITION, SHALL NOT RELIEVE PURCHASER OF ITS OBLIGATION TO COMPLETE CLOSING UNDER THIS AGREEMENT AND PAY THE FULL PURCHASE PRICE. NOTWITHSTANDING THAT, EXCEPT AS PROVIDED IN SECTION 9.3.3 ABOVE, SELLERS HAVE NO OBLIGATION TO MAKE ANY REPAIRS OR REPLACEMENTS REQUIRED BY REASON OF NORMAL WEAR AND TEAR, FIRE OR OTHER CASUALTY, OR VANDALISM, AN APPLICABLE SELLER MAY, AT ITS OPTION, MAKE ANY SUCH REPAIRS AND REPLACEMENTS PRIOR TO THE CLOSING DATE IF SUCH SELLER BELIEVES SUCH REPAIRS AND REPLACEMENTS ARE NECESSARY, DESIRABLE OR LEGALLY REQUIRED TO PROTECT THE PROPERTY.
UPON CLOSING PURCHASER SHALL BE DEEMED TO HAVE RELEASED SELLERS AND (AS THE CASE MAY BE) SELLERS’ OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE "CLAIMS") ARISING FROM OR RELATING TO (i) ANY DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PROPERTY WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS (INCLUDING INDEMNITY AND CONTRIBUTION CLAIMS) UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE PREMISES IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF PURCHASER’S SELECTION AND PURCHASER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH PURCHASER’S COUNSEL.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS SECTION 11.7, THE FOREGOING RELEASES BY PURCHASER IN THIS SECTION 11.7 ARE NOT INTENDED TO RELEASE AND DO NOT COVER (I) CLAIMS ARISING FROM A BREACH OF ANY OF SELLERS’ COVENANTS, REPRESENTATIONS OR WARRANTIES SET FORTH IN THIS AGREEMENT OR IN ANY OF THE DOCUMENTS LISTED IN SECTION 4.1 HEREOF (COLLECTIVELY, THE “CLOSING DOCUMENTS”), (II) ANY CLAIMS ARISING FROM ANY OTHER BREACH BY SELLERS OF AN EXPRESS OBLIGATION OF SELLERS UNDER THIS AGREEMENT OR THE CLOSING DOCUMENTS WHICH BY ITS TERMS EXPRESSLY SURVIVES THE CLOSING, (III) SELLERS’ FRAUD, OR (IV) ANY CLAIMS OR ACTIONS PURCHASER MAY HAVE AGAINST SELLERS THAT MAY ARISE FROM THIRD-PARTY CLAIMS ASSERTED AGAINST PURCHASER WITH RESPECT TO ACTIONS OR OCCURRENCES ARISING PRIOR TO CLOSING.
11.8    WAIVER OF TRIAL BY JURY. IN ANY LAWSUIT OR OTHER PROCEEDING INITIATED BY PURCHASER UNDER OR WITH RESPECT TO THIS AGREEMENT, PURCHASER WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY. IN ADDITION, PURCHASER WAIVES ANY RIGHT TO SEEK RESCISSION OF THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT.
11.9    Confidentiality. Except as may be required by law or regulation (including by the SEC or IRS), without the prior written consent of Sellers, and unless the Closing occurs, Purchaser shall not disclose to any third party the existence of this Agreement or any term or condition thereof or the results of any inspections or studies undertaken in connection herewith or make any public pronouncements, issue any press releases or otherwise furnish the Information (hereinafter defined) or any information regarding this Agreement, or the transactions contemplated hereby to any third party; provided, however, that the foregoing shall not be construed to prevent Purchaser from making (without the consent of, but upon notice to, the other party) any disclosure required by any applicable law or regulation (including by the SEC or IRS) or judicial process. For purposes hereof, "Information" shall mean and shall be deemed to include, without limitation, the following written or oral information provided by or on behalf of Sellers to Purchaser, its agents, employees, representatives, consultants, attorneys, or lenders (collectively, "Purchaser’s Representatives") either prior to or following the Effective Date: (a) all documentation and/or information described in or relating to Section 1 of this Agreement, including, without limitation, Leases, Tangible Personal Property and all other information regarding the operation, ownership, maintenance, management, or occupancy of the Property; (b) the Survey; and (c) any reports, tests, or studies (together with the results of such studies and tests obtained or provided by, or on behalf of, Sellers).
Notwithstanding the foregoing, Sellers’ delivery and Purchaser’s use of the Information are subject to the following terms: Purchaser shall (i) accept and hold all

Information in strict confidence in accordance with the terms of this Agreement; (ii) not copy, reproduce, distribute or disclose the Information to any third party other than Purchaser’s Representatives, except as permitted in the preceding paragraph; (iii) not use the Information for any purpose other than in connection with the transactions contemplated hereunder; and (iv) not use the Information in any manner detrimental to Sellers or the Property. Purchaser agrees to transmit the Information only to those Purchaser’s Representatives who are actively and directly participating in the evaluation of the acquisition of the Property, who are informed of and who have agreed to comply with the terms of this Section 11.9 of this Agreement and who are instructed not to make use of the Information in a manner inconsistent herewith. Purchaser shall be responsible for any breach of the terms of this Agreement by Purchaser’ Representatives or any other person to whom the Information is communicated. Purchaser agrees to indemnify, defend and hold Sellers, their members, officers, directors, shareholders, partners, employees, beneficiaries, trustees, agents and representatives harmless against all losses, claims, suits, damages and liabilities resulting from Purchaser’s breach of this Section 11.9, as well as any breach thereof by Purchaser’s Representatives, which indemnification shall survive the Closing or termination of this Agreement.
Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, (a) the tax treatment and tax structure of any transaction contemplated by this agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made (i) until the earlier of (x) the date of the public announcement of discussions relating to the transaction, (y) the date of the public announcement of the transaction and (z) the date of the execution of an agreement to enter into the transaction and (ii) to the extent required to be kept confidential to comply with any applicable federal or state securities laws, and (b) to the extent required by applicable federal or state securities laws or regulations, including disclosure requirements applicable to Purchaser. The provisions of this paragraph are intended to comply with the requirements of the presumption set forth in Treasury Regulations Section 1.6011-4 (B)(3) and are not intended to permit the disclosure of any Information that is not subject to the requirements of such presumption.
Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Purchaser’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Properties (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding, or that is considering holding, an interest (direct or indirect) in any permitted assignee of Purchaser, and (c) to any broker/dealers in the Purchaser’s or any REIT's broker/dealer network and any of the REIT’s or Purchaser’s investors.

11.10    Reports. If for any reason Purchaser does not consummate the Closing, other than due to a default by Sellers, then Purchaser shall, upon Sellers’ written request, assign and transfer to Sellers, without representation or warranty and to the extent such materials are assignable, all of its right, title and interest in and to any and all final studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared for or at the request of Purchaser (but excluding attorney-client privileged materials, internal memoranda and other work product generated by Purchaser) and shall deliver to Sellers copies of all of the foregoing and Sellers shall reimburse Purchaser for the actual out-of-pocket third party costs of such materials.
11.11    Reporting Person. Sellers and Purchaser hereby designate Escrow Agent to act as and perform the duties and obligations of the "reporting person" with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section  1.6045‑4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Sellers and Purchaser each agree to execute at Closing, and to cause Escrow Agent to execute at Closing, a Designation Agreement, designating Escrow Agent as the reporting person with respect to the transaction contemplated by this Agreement.
11.12    Section 1031 Exchange. Either party may structure the disposition or acquisition of the Property, as the case may be, as a like-kind exchange under Internal Revenue Code Section 1031 at the exchanging party’s sole cost and expense. The other party shall reasonably cooperate therein, provided that such other party shall incur no material costs, expenses or liabilities in connection with the exchanging party’s exchange. If either party uses a qualified intermediary to effectuate an exchange, any assignment of the rights or obligations of such party hereunder shall not relieve, release or absolve such party of its obligations to the other party. The exchanging party shall indemnify, defend and hold harmless the other party from all liability in connection with the indemnifying party’s exchange, and the indemnified party shall not be required to take title to or contract for the purchase of any other property. The provisions of this Section 11.12 shall survive the Closing.
11.13    Press Releases. The parties hereto shall not issue any press releases with respect to the transactions contemplated hereby or consummated in accordance with the terms hereof except as required by law or other applicable federal and state regulations or disclosure requirements or upon the mutual agreement of the parties as to the form and content of such press release (with consent not to be unreasonably withheld or delayed by either party). Notwithstanding the foregoing, after the Closing, Sellers and Purchaser shall be permitted to issue a press release describing the transaction contemplated by this Agreement including without limitation the names of Sellers and Purchaser, location and description of the Properties, the date of Closing and the Purchase Price, provided, however that the parties hereto shall reasonably cooperate with one another in attempting to issue any such press releases on or about the same day as the other party.

11.14    Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument.
11.15    Construction. This Agreement shall not be construed more strictly against Sellers merely by virtue of the fact that the same has been prepared by Sellers or their counsel, it being recognized both of the parties hereto have contributed substantially and materially to the preparation of this Agreement.
11.16    Attorneys’ Fees. In the event of litigation between the parties with respect to this Agreement or the transaction contemplated hereby, the prevailing party therein shall be entitled to recover from the losing party all of its costs of enforcement and litigation, including, but not limited to, its reasonable attorneys’ and paralegal fees, witness fees, court reporters’ fees and other costs of suit.
[Remainder of page intentionally left blank,
signatures appear on following page]

IN WITNESS WHEREOF, the parties have caused this Real Estate Sale Agreement to be signed by their duly authorized representatives as of the date first above written.

TPG-GREAT HILLS:

TPG-GREAT HILLS PLAZA LLC,
a Delaware limited liability company

By:	/s/ Paul S. Rutter
Name:	Paul S. Rutter
Title:	Vice President

TPG-WESTECH 360:

TPG-WESTECH 360 LLC,
a Delaware limited liability company

By:	/s/ Paul S. Rutter
Name:	Paul S. Rutter
Title:	Vice President

TPG-PARK 22:

TPG-PARK 22 LLC,
a Delaware limited liability company

By:	/s/ Paul S. Rutter
Name:	Paul S. Rutter
Title:	Vice President

[Signatures continue on next page]

PURCHASER:

KBS CAPITAL ADVISORS LLC
a Delaware limited liability company

By:	/s/ Brian Ragsdale
Name:	Brian Ragsdale
Title:	Executive Vice President

[End of signatures]

LIST OF EXHIBITS:

A    Legal Description
B    Permitted Encumbrances
C    Bill of Sale and Assignment and Assumption of Leases and Assumed Contracts
D    Notice to Tenants
E    Certificate of Non-Foreign Status
F    Tenant Inducement Costs, Leasing Commissions and Free Rent
G    Form Tenant Estoppel Certificate
H    Leases
I    Litigation Matters
J    Condemnation Matters
K    Capital Improvement Contracts
L    Form of Owner’s Affidavit
M    Allocation of Purchase Price
N    List of Purchaser’s 3.14 Audit Documents

EXHIBIT A

LEGAL DESCRIPTIONS

WESTECH 360:

Lot 1, OAKCHASE SECTION 2, a subdivision in Travis County, Texas, according to the map or plat of record in Volume 85, Page 195A, Plat Records of Travis County, Texas.
PARK CENTRE:

FIELD NOTES FOR A 32.415 ACRE TRACT OF LAND SITUATED IN THE WILLIAM L. SWAIN SURVEY NO. 810, ABSTRACT NO. 727, TRAVIS COUNTY, TEXAS; BEING ALL OF LOT 1, BLOCK A, PARK 22- PHASE B, A SUBDIVISION IN TRAVIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT THEREOF RECORDED IN BOOK 86, PAGE 64C - (AD, PLAT RECORDS OF TRAVIS COUNTY, TEXAS, SAVE AND EXCEPT THAT CERTAIN 3.170 ACRE TRACT OF LAND CONVEYED TO THE STATE OF TEXAS, BY DEED RECORDED IN VOLUME 11634, PAGE 2376, REAL PROPERTY RECORDS OF TRAVIS COUNTY, TEXAS; AND BEING THE SAME TRACT OF LAND CONVEYED BY CAMBRIA PARK 22 ASSOCIATES, LTD., TO PARK 22 RIG LP., IN DEED FILED FOR RECORD FEBRUARY 22, 2001 AND RECORDED IN DOCUMENT NO. 2001026998, REAL PROPERTY RECORDS OF TRAVIS COUNTY, TEXAS; SAID 32.415 ACRE TRACT OF LAND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at a 1/2 inch iron rod found for the southeast corner of said Lot 1, Block A, and the northeast corner of Lot 7, PARK 22-PHASE A, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Book 84, Page 180C- 180D, Plat Records of Travis County, Texas, being in the west line of that certain tract described as 19.744 acres in a deed to Swain Properties, L. P., of record in Volume 13107, Page 467, Real Property Records, Travis County, Texas, from which a 1/2 inch iron rod found in the northerly right-of-way line of CUESTA TRAIL (60 foot right-of-way width), in the west line of said Swain Properties tract for the southeast corner of said Lot 7, PARK 22- PHASE A, bears, S09°32'OO"W, a distance of 353.39 (called 353.58) feet and S81°28'E, a distance of 0.2 feet;

THENCE, with the south line of said Lot 1, Block A, PARK 22 - PHASE B, and the north line of said PARK 22- PHASE A, the following five (5) courses and distances:

1) N84°36'30"W (bearing basis), passing a 1/2 inch iron rod found for the northwest corner of said Lot 7, PARK 22 - PHASE A, and the northeast corner of Lot 6, PARK 22 - PHASE A, at a distance of 232.83 feet and continuing for a total distance of 429.14 (called 429.07) feet to a 1/2 inch iron rod found for the northwest corner of Lot 6, PARK 22 - PHASE A, and the northeast corner of Lot 5, PARK 22 - PHASE A;
2) N76°l0'50"W (called N76°12'18"W), a distance of 357.89 (called 358.00) feet to a 1/2 inch iron rod found for the northwest corner of said Lot 5, PARK 22 - PHASE A, and the northeast corner of Lot 4, PARK 22 - PHASE A;

A-1

3) N67°36'48"W (called N67°3T13"W), passing a 1/2 inch iron rod found for the northwest corner of said Lot 4, PARK 22-PHASE A, and the northeast corner of Lot 3, PARK 22 - PHASE A, at a distance of 168.15 feet and continuing for a total distance of 500.00 (called 499.99) feet to a 1/2 inch iron rod found for an angle point;

4) S54°16'39"W (called S54°16'49"W), passing a 1/2 inch iron rod found for the northwest corner of said Lot 3, PARK 22-PHASE A, and the northeast corner of Lot 2, PARK 22 - PHASE A, at a distance of 22.52 feet and continuing for a total distance of 459.95 (called 458.99) feet to a 1/2 inch iron rod found for an angle point;

5) N84°12'23"W (called N84°12'18"W), a distance of 276.92 (called 276.99) feet to a 1/2 inch iron rod found in a barbed wire fence line for the northwest corner of said Lot 2, PARK 22- PHASE A, and the southwest corner of said Lot 1, Block A, PARK 22- PHASE B, and in the easterly line of a called 467.5 acre tract of land conveyed by The Nature Conservancy to The City of Austin n document recorded in Volume 11848, Page 1718, Real Property Records of Travis County, Texas, from which a cotton spindle found for an angle point in the west line of said Lot 2, PARK 22- PHASE A and said called 467.5 acre tract, bears SO3°38'0O'W
(called S03°3l'14"W), a distance of 20.00 feet;

THENCE, along a barbed wire fence line and with the west line of said Lot 1, PARK 22 - PHASE B, and the easterly line of said called 467.5 acre tract the following four (4) courses and distances:

1) N03°29'lO"E (called N03°31'14"E) a distance of 382.62 (called 382.94) feet to a 1/2 inch iron rod found for an angle point;

2) N02°38'44"E (called N02°38'26"E) a distance of 347.79 (called 347.93) feet to a 1/2 inch iron rod found for an angle point;

3) N04°03'59"E (called N04°05'18"E) a distance of 140.53 (called 140.45) feet to a 1/2 inch iron rod found for an angle point;

4) N05°l6'5l"E (called N05°24'39"E), a distance of 198.41 feet to a 5/8 inch iron rod found in the curving south right of way line of R.M. Highway No. 2222 (Bull Creek Road) (240 foot right of way width) for the southwest corner of said called 3.170 acre tract of land, the southeast corner of a called 1.171 acre tract of land conveyed to The State of Texas by deed recorded in Volume 11417, Page 578, Real Property Records of Travis County, Texas, the northeast corner of said called 467.5 acre tract, and the northwest corner of the herein described tract;

THENCE, with the south right of way line of said R. M. Highway No. 2222 (Bull Creek Road) (240 foot right of way width), the south line of said called 3.170 acre tract and the north line of the herein described tract, the following three (3) courses and distances:

A-1

1) with a curve to the left, having a radius of 1552.41 feet, a central angle of 36°53'33", an arc length of 999.59 feet, and a chord bearing and distance of S70°l8'38"E, 982.42 feet to a concrete highway right of way monument with brass cap found at the point of tangency of said curve;

2) S88°45'25"E, a distance of 306.54 feet to a concrete highway right of way monument with brass cap found at the point of curvature of a curve to the right;

3) S54°16'39"W (called S54°16'49"W), passing a 1/2 inch iron rod found for the northwest corner of said Lot 3, PARK 22-PHASE A, and the northeast corner of Lot 2, PARK 22- PHASE A, at a distance of 22.52 feet and continuing for a total distance of 459.95 (called 458.99) feet to a 1/2 inch iron rod found for an angle point;

4) N84°12'23"W (called N84°12'18"W), a distance of 276.92 (called 276.99) feet to a 1/2 inch iron rod found in a barbed wire fence line for the northwest corner of said Lot 2, PARK 22- PHASE A, and the southwest corner of said Lot 1, Block A, PARK 22- PHASE B, and in the easterly line of a called 467.5 acre tract of land conveyed by The Nature Conservancy to The City of Austin in document recorded-in Volume 11848, Page 1718, Real Property Records of Travis County, Texas, from which a cotton spindle found for an angle point in the west line of said Lot 2, PARK 22- PHASE A and said called 467.5 acre tract, bears S03°38'OO"W (called S03°31'I4MW), a distance of 20.00 feet;

THENCE, along a barbed wire fence line and with the west line of said Lot 1, PARK 22 - PHASE B, and the easterly line of said called 467.5 acre tract the following four (4) courses and distances:

1) N03°29'lO"E (called N03°3l'14"E) a distance of 382.62 (called 382.94) feet to a
1/2 inch iron rod found for an angle point;

2) N02°38'44"E (called N02°38'26"E) a distance of 347.79 (called 347.93) feet to a 1/2 inch iron rod found for an angle point;
3) N04°03'59"E (called N04°05'18"E) a distance of 140.53 (called 140.45) feet to a 1/2 inch iron rod found for an angle point;

4) N05°16'51"E (called N05°24'39"E), a distance of 198.41 feet to a 5/8 inch iron rod found in the curving south right of way line of R.M. Highway No. 2222 (Bull Creek Road) (240 foot right of way width) for the southwest corner of said called 3.170 acre tract of land, the southeast corner of a called 1.171 acre tract of land conveyed to The State of Texas by deed recorded in Volume 11417, Page 578, Real Property Records of Travis County, Texas, the northeast corner of said called 467.5 acre tract, and the northwest corner of the herein described tract;

THENCE, with the south right of way line of said R. M. Highway No. 2222 (Bull Creek Road) (240 foot right of way width), the south line of said called 3.170 acre tract and the north line of the herein described tract, the following three (3) courses and distances:

A-1

1) with a curve to the left, having a radius of 1552.41 feet, a central angle of 36°53'33", an arc length of 999.59 feet, and a chord bearing and distance of S70°18'38"E, 982.42 feet to a concrete highway right of way monument with brass cap found at the point of tangency of said curve;

2) S88°45'25"E, a distance of 306.54 feet to a concrete highway right of way monument with brass cap found at the point of curvature of a curve to the right;

3) with said curve to the right, having a radius of 2171.84 feet, a central angle of 18°52'45", an arc length of 715.63 feet and a chord bearing and distance of, S79°19'02"E, 712.40 feet to a 1/2 inch iron rod set in the easterly line of said Lot 1, Block A, PARK 22, - PHASE B, for the northeast corner of the herein described tract, the southeast corner of said called 3.170 acre tract and the southwest corner of a called 0.702 acre tract of land conveyed to the State of Texas by document recorded in Volume 11770, Page 794, Real Property Records of Travis County, Texas, from which a 5/8 inch iron rod found in said right of way line bears, S67°20'E, a distance of 1.40 feet and a concrete highway right of way monument with brass cap found for a point of curvature in the north right of way line of said R. M. Highway No. 2222 (Bull Creek Road) (240 foot right of way width), bears a chord bearing and distance of, S66°46'12"E, 235.47 feet and
N26°20'15"E, a distance of 240.00 feet;

THENCE, with the east line of said Lot 1, Block A, PARK 22-PHASE B, and the west line of said Swain Properties tract, S09°32'OO"W, a distance of 682.45 feet to the POINT OF BEGINNING, containing 32.4 15 acres of land within these metes and bounds.

GREAT HILLS PLAZA

The building commonly known as Great Hills Plaza, located at 9600 Great Hills Trail, Austin, TX 78759

All of an 8.087 acre Tract of Land and being all Tracts 5 & 6, Great Hills Commercial One, a subdivision of record in Book 77, Pages 161 - 162, of the Travis County, Plat Records.

A-1

EXHIBIT B

PERMITTED ENCUMBRANCES

1.	Acts of Purchaser, and those claiming by, through and under Purchaser.

2.	General and special taxes and assessments not yet delinquent.

3.	Rights of tenants in possession, as tenants only, under scheduled Leases.

4.	Zoning, building and other governmental and quasi-governmental laws, codes and regulations.

5.	Water rights, claims or title to water.

6.
All other exceptions and matters contained in the Title Commitments (and any updates thereto prior to the Effective Date), the Title Documents and the Surveys which were not objected to or waived by Purchaser in accordance with the provisions of Sections 3.3 and 3.4.

B-1

EXHIBIT C

BILL OF SALE AND ASSIGNMENT OF LEASES AND ASSUMED CONTRACTS

This instrument is executed and delivered to be effective as of ______________, 2013, by and between TPG-[_____________] LLC, a Delaware limited liability company ("Seller"), and [PURCHASER] ("Purchaser"), covering the real property described in Exhibit A attached hereto ("Real Property").
WITNESSETH:
WHEREAS, Seller is contemporaneously herewith selling pursuant to that certain Real Estate Sale Agreement dated as of                , 2013, by and between Seller and Purchaser (the "Purchase Agreement") the Real Property. All capitalized terms not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.
WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Tangible Personal Property (as such term is defined below), and Seller desires to assign to Purchaser, and Purchaser desires to accept the assignment thereof from Seller, the Intangible Personal Property (as such term is defined below), from and after the date title in the Real Property is vested in Purchaser (the "Transfer Date").
NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, there parties hereto agree as follows:
1.Sale of Personal Property. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser all of Seller’s right, title and interest in and to (a) all furniture, furnishings, fixtures, equipment and other tangible personal property owned, but not leased by Seller, located on the Real Property and used solely in connection therewith but specifically excluding any and all computer hardware and software (the "Tangible Personal Property"), a list of which is attached hereto as Exhibit B, and (b) to the extent transferable, (i) all approvals, entitlements, the right to use the name "[___________]", licenses and permits, and (ii) to the extent in Seller’s possession or control, all blueprints, plans, specifications, maps and drawings, but only to the extent that the same is now used in connection with the operation, ownership, maintenance, management, or occupancy of the Property (and not to any other property owned by Seller or its affiliates)
2.    Assignment of Leases. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser (i) all of Seller’s right, title and interest in and to the leases ("Leases") and security deposits ("Security Deposits") described in Exhibit C attached hereto relating to the Real Property and (ii) (ii) all of Seller’s right, title and interest in and to the service agreements (“Service Agreements”) described in Exhibit D attached hereto relating to the Real Property; all to the extent applicable to the period from and after the date hereof. Purchaser hereby accepts such assignment and hereby assumes and agrees to be bound by and to perform, as of the date hereof, Seller’s obligations, covenants and agreements under the Leases and Service Agreements, and Purchaser further assumes all liability of Seller for the proper refund or return of the Security Deposits if, when, and as required by the terms of the Leases or otherwise by law. In addition, except as provided in the Purchase Agreement, Purchaser agrees to pay all brokerage fees and leasing commissions payable from and after the date hereof in connection with any of the Leases, including any fees or commissions payable upon the renewal or extension of any of the Leases.
3.    Exclusions. Notwithstanding the foregoing, Seller hereby expressly excludes all property owned by tenants or other users or occupants of the Property, all rights with respect to any refund of taxes applicable to any period prior to the date hereof, all rights to any insurance proceeds or settlements for events occurring prior to the date hereof, and all property owned by the Seller’s property manager.
4.    Indemnification. Subject to the terms and provisions of the Purchase Agreement, including without limitation the provisions of Section 11.7 thereof, Seller hereby agrees to indemnify, defend and hold harmless Purchaser from and against any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees and expenses (collectively "Losses and Liabilities"), arising out of or in any way related to sale of the Tangible Personal Property, the assignment of the Leases, the Service Agreements, and Security Deposits or the assignment of the Intangible Personal Property on account of any fact or circumstance occurring or existing on or prior to the Transfer Date. Subject to the terms of the Purchase Agreement, Assignee, as of the Transfer Date, hereby accepts the foregoing sale and assignment and assumes all of the Assignor’s obligations under the Tangible Personal Property or the Intangible Personal Property which arise or relate to the period after the Transfer Date. Subject to the terms of the Purchase Agreement, Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against any and all Losses and Liabilities arising out of the sale of the Tangible Personal Property, the assignment of the Leases, the Service Agreements, and Security Deposits or the assignment of the Intangible Personal Property on account of any fact or circumstance occurring after the Transfer Date.
5.    Successors and Assigns. This instrument is binding upon, and shall inure to the benefit of Seller and Purchaser and their respective heirs, legal representatives, successors and assigns.
6.    Power and Authority. Each of Purchaser and Seller represents and warrants to the other that it is fully empowered and authorized to execute and deliver this instrument, and that the individual signing this instrument on its behalf represents that he or she is fully empowered and authorized to do so.
7.    Attorneys’ Fees. If either Purchaser or Seller or their respective successors or assigns file suit to enforce the obligations of the other party under this instrument, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed effective as of the date written above.

SELLER:	TPG-[____________] LLC, a Delaware limited liability company

By:
Name:
Title:
PURCHASER:	[PURCHASER]

By:
Name:
Title:

EXHIBIT D

NOTICE TO TENANTS

______________ _______, 2013

Re:    [INSERT PROPERTY TITLE] (the "Property")
Dear Tenant:
This is to notify you that the Property has been sold to the undersigned. A security deposit in the amount of $                                    has been transferred to the undersigned and the undersigned shall hereafter be responsible for such deposit.
Effective immediately, all rental payments, notices to the Landlord, and correspondence pursuant to your lease should be mailed to the following address: _______________________________________________________________.

______________________________
____,
a
____________________________
By: _________________________
Name: ______________________
Title: ________________________

PRIOR OWNER

TPG-_________________ LLC,
a Delaware limited liability company

By:_______________________________
Name:
Title:

D-1

EXHIBIT E

CERTIFICATE OF NON-FOREIGN STATUS

1.The undersigned ("Transferor") hereby certifies:
a.    That Transferor is not a foreign entity (as said term is defined in the Internal Revenue Code and Income Tax Regulations) with respect to the transfer of that certain property known as "        ," located in             ,          (the "Property") legally described in Exhibit A attached hereto and made a part hereof.
b.    The tax identification number of Transferor is            , and the offices of Transferor are located at c/o Thomas Properties Group, Inc., 515 S. Flower Street, 6th Floor, Los Angeles, California 90071.
2.    Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punishable by fine, imprisonment or both.
Under penalties of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.
Dated the ____ day of ___________, 2013.

SELLER:	TPG-[____________]LLC, a Delaware limited liability company

By:
Name:
Title:

E-1

EXHIBIT F

TENANT INDUCEMENT COSTS, LEASING COMMISSIONS AND FREE RENT

F-1

F-2

EXHIBIT G

FORM TENANT ESTOPPEL CERTIFICATE

TPG-[_______________] LLC
515 South Flower Street, 6th Floor
Los Angeles, California 90071
Attn: Shadi Alem

[Purchaser]

Attn:

Ladies and Gentlemen:

At the request of TPG-[_________________] LLC, a Delaware limited partnership ("Landlord"), made in connection with the proposed sale of the property commonly known as [_________] located in Austin, Texas (the "Property") and Landlord’s interest in the "Lease" (as hereinafter defined) to                                            ("Purchaser"), and the contemplated financing to be provided by a mortgage lender or lenders ("Lender") and secured by the Property, the undersigned hereby certifies to Landlord, Purchaser and Lender as follows:
1.The Lease is presently in full force and effect and unmodified except as indicated at the end of this Estoppel Certificate*. The Lease contains all of the understandings and agreements between the Landlord and the undersigned.
2.    The undersigned has accepted possession of the space at the Premises demised under the Lease containing (insert number) rentable square feet, any improvements required by the terms of the Lease to be made by the Landlord have been completed to the satisfaction of the undersigned and any and all other special conditions to be performed by the Landlord prior to or at commencement of the term of the Lease or as a condition therefor have been performed and satisfied. The commencement date of the term of the Lease is ___________, and the expiration date is ________________.
3.    The undersigned’s obligation to pay rent has commenced in full. The Lease provides for, and the undersigned is currently paying, rent as follows:

(a)	Monthly installment of [fixed /base rent] (as defined in the Lease): $______________. All monthly rent has been paid through _______.

(b)	Monthly installment of [Tenant’s proportionate share of Basic Operating Cost, etc) (as defined in the Lease): $______________

No rent under the Lease has been paid more than 30 days in advance of its due date.
4.    Unless set forth below, the address for notices to be sent to the undersigned is as set forth in the Lease or in a notice attached to this Estoppel Certificate.
5.    To the best of undersigned’s knowledge, the Landlord is not in default under the Lease, and the undersigned, as of this date, has no charge, lien or claim of setoff under the Lease or otherwise against rents or other charges due or to become due thereunder.
6.    The undersigned has no right of first refusal with respect to any other space in the Premises and no option to extend or terminate the Lease, except as follows (if none, state "None"): _____________________.
7.    The undersigned has no option to acquire any interest in any portion of the Premises, except as follows (if none, state "None"): ____________________.
8.    The undersigned is not due any reimbursement from Landlord for any tenant improvement work except as follows (if none, state "None"): _____________________.
9.    The undersigned has made a security deposit in the amount of $______________.
10.    The undersigned is not in default under the Lease and is current in the payment of rent and other charges required to be paid by the undersigned to the Landlord.
11.    The undersigned has not entered into any sublease, assignment or other agreement transferring any of its interests in the Lease or the Premises, except as follows (if none, state "None"): ________________________.
12.    There are no actions, whether voluntary or otherwise, pending against the undersigned (or any guarantor of the undersigned’s obligations under the Lease) under the bankruptcy or insolvency laws of the United States or any state thereof.
13.    Tenant has not received notice from any governmental entity or instrumentality indicating that the Premises or the property of which the Premises are a part violate or fail to comply with any governmental or judicial law, order, rule or regulation.
14.    All provisions of the Lease are hereby ratified. Tenant understands that Purchaser may purchase the property of which the Premises are a part and that such purchase will be in material reliance on this Certificate. Tenant further understands and acknowledges that a capital source of Purchaser may rely on this Certificate as a material condition to the funding of a loan for the purchase, and this Certificate shall inure to the benefit of such capital source and its successors and assigns. Tenant agrees to promptly notify Purchaser in writing of any material change in the representations as set forth in this Certificate.

Very truly yours,

, Tenant

By:
Name:
	Date:	, 2013

`
*Lease modifications, if any, to be listed here:

Exhibit H
List of Leases
Great Hills Plaza

AnxeBusiness Corp
Lease Agreement dated March 11, 2011
Memorandum of Lease Commencement dated July 11, 2011

AT&T Services
Lease Agreement dated February 15, 2008
Memorandum of Lease Commencement dated April 16, 2008
Assignment and Assumption Agreement dated January 1, 2009

Austin IDD, LLC
Lease Agreement dated March 9, 2010

Certified Management of Austin
Lease Agreement dated March 31, 2010
Landlord Lien Subordination Agreement dated May 10, 2010
Memorandum of Lease Commencement dated June 14, 2010
Landlord’s Lien Waiver dated October 11, 2012

Cintra US LLC
Lease Agreement dated July 10, 2012
Memorandum of Lease Commencement dated January 25, 2013

E2Open
Lease Agreement dated September 2, 2005
Memorandum of Lease Commencement dated September 28, 2005
Amendment to Lease Agreement dated September 12, 2008
Second Amendment to Lease Agreement dated February 11, 2011

Ericsson
Lease Agreement dated June 22, 2010
Memorandum of Lease Commencement dated July 12, 2010
First Amendment to Lease Agreement dated August 7, 2012

Ferrovial Agroman US Corp
Amended and Lease Agreement dated October 15, 2012
Memorandum of Lease Commencement dated December 11, 2012

Game Salad Inc.
Lease Agreement dated May6, 2011
Memorandum of Lease Commencement dated September 12, 2011

GSI Environmental
Lease Agreement dated May 6, 2011

Memorandum of Lease Commencement dated October 3, 2011
First Amendment to Lease Agreement dated September 17, 2012
Memorandum of First Amendment Lease Commencement dated February 15, 2013

HQ Global Workplaces
Lease Agreement dated February 8, 2007
First Amendment to Lease Agreement dated June 2, 2011

Lee Hecht Harrison
Lease Agreement dated May 20, 1993
First Amendment to Lease Agreement dated October 25, 1993
Second Amendment to Lease Agreement dated January 1, 1999
Sublease Agreement to Health Care Service Corporation dated May 23, 2001
Third Amendment to Lease Agreement dated September 10, 2003
Fourth Amendment to Lease agreement dated March 17, 2004
Fifth Amendment to Lease Agreement dated April 25, 2005
Sixth Amendment to Lease Agreement dated August 10, 2005
Seventh Amendment to Lease Agreement dated August 26, 2010
Certificate of Merger into Lee Hecht Harrison LLC dated January 1, 2012

The Patten Law Firm, P.C
Lease Agreement dated April 12, 2004
Memorandum of Lease Commencement dated July 27, 2004
Assignment & Assumption of Lease to Patten Law Firm dated February 28, 2009
First Amendment to Lease Agreement dated August 1, 2009
Second Amendment to Lease Agreement dated January 25, 2012

Perkins & Will, CRA, LP
Lease Agreement dated October 22, 2012
Memorandum of Lease Commencement dated December 28, 2012

Pioneer Surgical Technology, Inc.
Lease Agreement dated June 9, 2010
Memorandum of Lease Commencement dated November 11, 2010

Van Osselaer & Buchanan
Lease Agreement dated June 5, 2003
Lease Agreement Guaranty dated June 5, 2003
Subordination of Landlord's Lien dated June 12, 2003
Confirmation of Lease Term dated July 11, 2003
Storage Space Agreement dated February 26, 2004
First Amendment to Lease Agreement dated August 8, 2005
Memorandum of Expansion Premises Commencement Date dated October 6, 2005
Storage Space Termination Letter Agreement dated October 6, 2005
Right of First Refusal Agreement dated May 15, 2006
Second Amendment to Lease Agreement dated July 1, 2009
Letter Agreement Regarding Remainder of TI Allowance dated April 6, 2010
Third Amendment to Lease Agreement dated January 1, 2012

Park Centre

AirServ Security
Lease Agreement dated November 12, 2010
Memorandum of Lease Commencement dated December 16, 2010

CD Consultants, Inc.
Lease Agreement dated September 11, 2001
First Amendment to Lease Agreement dated June 7, 2004
Second Amendment to Lease Agreement dated October 15, 2009
Third Amendment to Lease Agreement dated October 5, 2010
Fourth Amendment to Lease Agreement dated October 28, 2011
Fifth Amendment to Lease Agreement dated September 28, 2012

CSO Research
Lease Agreement dated November 14, 2011
First Amendment to Lease Agreement dated February 6, 2012
Memorandum of Lease Commencement dated April 6, 2012
Second Amendment to Lease Agreement dated June 1, 2012
Memorandum of Lease Commencement for Expansion Premises dated September 12, 2012

Cypress E&P
Lease Agreement dated January 8, 2005
Commencement Letter dated May 18, 2005
First Amendment to Lease Agreement dated January 25, 2010
Noise Agreement dated April 30, 2010

Digital Motorworks, Inc.
Lease Agreement dated August 28, 2002
Commencement Date Declaration dated August 28, 2002
Lease Agreement Guaranty dated September 13, 2002
Assignment of SBC Southwestern Bell Megalink Service dated March 7, 2005
Partial Waiver Release Agreement dated March 10, 2005
Right of First Refusal Advise, Suite 120 dated June 20, 2006
Right of First Refusal Advise, Suite 103 dated June 20, 2006
Settlement Agreement and Release dated July 14, 2006
Letter re Right of First Refusal dated July 25, 2006
Amendment of Lease Agreement dated March 1, 2008
Letter re: Right of First Offer, Suite 100 dated September 1, 2010
Letter re: Right of First Offer, Suite 300 dated December 17, 2010
Letter re: Right of First Offer, Suite 280 dated April 4, 2011
Letter re: Right of First Offer, Suite 210 dated May 4, 2011
Letter re: Right of First Offer, Suite 120 dated June 24, 2011
Second Amendment to Lease Agreement dated August 8, 2011
Third Amendment to Lease Agreement dated October 4, 2012

Harbor Capital Advisory Services
Lease Agreement dated May 16, 2011

Idhasoft
Lease Agreement dated April 22, 2011
Memorandum of Lease Commencement dated September 19, 2011

Jorge Vazquez Serna
Lease Agreement dated August 23, 2011
Memorandum of Lease commencement dated January 4, 2011

KM Core
Lease Agreement dated March 16, 2011
Memorandum of Lease Commencement dated May 31, 2011

Lakebridge Financial Group
Lease Agreement dated April 25, 2011
Consent to Sublease to MLS Inc. dba My Little Salesman dated November 3, 2011

Motion Computing
Lease Agreement dated March 16, 2004
Commencement Date Declaration dated July 6, 2004
First Amendment to Lease Agreement dated May 27, 2005
Consent to Sublease to NewComLink, Inc. dated February 2, 2009
Second Amendment to Lease Agreement dated April 12, 2010
Consent to First Amendment of Sublease to NewComLink, Inc. dated July 8, 2010
Third Amendment to Lease Agreement dated April 26, 2012
Consent to Sublease to Snap Trends, Inc. dated October 1, 2012

Next Chapter Properties
Lease Agreement dated August 16, 2011

Specialty Insurance Managers
Lease Agreement dated November 10, 2003
First Amendment to Lease Agreement dated December 8, 2003
Commencement Date Declaration dated February 16, 2004
Second Amendment to Lease Agreement dated August 24, 2009

Terri Johnson
Short Term Office Lease dated May 29, 2012

The Prudential Insurance Company
Lease Agreement dated August 2, 2002
Commencement Date Declaration dated December 23, 2002
First Amendment to Lease Agreement dated July 31, 2007
Second Amendment to Lease Agreement dated May 3, 2010

Time Warner Cable
Telecommunications License Agreement dated January 1, 2013

Troux Technologies
Lease Agreement dated February 1, 2011

TW Telecom
Telecommunications License Agreement dated July 6, 2005

Texas Institute of Continuing Legal Education, Inc
Lease Agreement dated June 26, 2006
First Amendment to Lease Agreement dated September 2, 2011

Vision Web
Lease Agreement dated November 13, 2000
Lease Agreement Guaranty dated November 13, 2000
Consent to Amendment to Sublease Agreement to Troux Technologies dated February 2, 2007
Consent to Second Amendment to Sublease to Troux Technologies dated November 25, 2009
Letter re Termination of Lease dated October 8, 2010
First Amendment to Lease Agreement dated December 22, 2010

WRS Infrastructure & Environment
Lease Agreement dated April 6, 2012
Memorandum of Lease Commencement dated June 21, 2012

Westech 360

Abel Law Group
Lease Agreement dated October 1, 2012
Memorandum of Lease Commencement dated February 15, 2013

Apex Systems Inc.
Lease Agreement dated June 20, 2006
Commencement Letter dated October 9, 2006
First Amendment to Lease Agreement dated November 14, 2011

Caliber Funding LLC
Lease Agreement dated November 2, 2012
Memorandum of Lease Commencement dated February 15, 2013

Carollo Engineers
Lease Agreement dated April 23, 2004
Letter re Right of First Refusal dated September 19, 2006
First Amendment to Lease Agreement dated April 18, 2007
Memorandum of Lease Commencement dated October 4, 2007
Second Amendment to Lease Agreement dated April 30, 2009
Letter re change of Notice Mailing Address dated February 19, 2010
Third Amendment to Lease Agreement dated June 10, 2010
Fourth Amendment to Lease Agreement dated September 8, 2010
Change of Notice Address dated October 3, 2011

Constangy Brooks & Smith
Lease Agreement dated February 6, 2011
Memorandum of Lease Commencement dated April 6, 2012

DataMax Software Group
Lease Agreement dated January 26, 2011
First Amendment to Lease Agreement dated January 25, 2012

First Continental Mortgage
Lease Agreement dated October 12, 2004
First Amendment to Lease Agreement dated July 15, 2010
Memorandum of Lease Commencement dated December 14, 2010
Rooftop Access Agreement dated August 1, 2011

Flahive, Ogden & Latson, PC
Lease Agreement dated March 8, 2011
Memorandum of Lease Commencement dated May 31, 2011
Right of First Refusal Agreement-Rejection August 16, 2011

Hamilton & Terrile, LLP
Lease Agreement dated January 8, 2002
First Amendment to Lease Agreement dated March 6, 2002
Second Amendment to Lease Agreement dated February 1, 2004
Third Amendment to Lease Agreement dated September 7, 2005
Commencement Letter dated March 24, 2006
Fourth Amendment to Lease Agreement dated January 30, 2009

Karl Bayer
Lease Agreement dated September 16, 2003
Commencement Letter dated March 25, 2004
First Amendment to Lease Agreement dated April 26, 2010

Kevin W. Lange DBA Austin Financial Partners
Lease Agreement dated May 5, 2005
Commencement Letter dated June 24, 2005
First Amendment to Lease Agreement dated April 3, 2006
Second Amendment to Lease Agreement dated July 21, 2006
Commencement Letter dated July 26, 2006
Consent to Sublease to Jones, Ronald G. dba Whitley Co. dated October 23, 2006
Third Amendment to Lease Agreement dated April 30, 2010
Fourth Amendment to Lease Agreement dated December 18, 2012

MaxPoint Interactive
Lease Agreement dated May 17, 2012
Memorandum of Lease Commencement dated August 31, 2012

MCG Limited Partnership
Lease Agreement dated January 29, 2008

First Amendment to Lease Agreement dated February 28, 2009
Second Amendment to Lease Agreement dated May 6, 2011

Mundy & Singley
Lease Agreement dated March 19, 2010

Nextel of Texas
Lease Agreement dated October 2, 1997
First Amendment to Lease Agreement dated May 20, 1999
Second Amendment to Lease Agreement dated June 25, 1999
Third Amendment to Lease Agreement dated January 2003
Fourth Amendment to Lease Agreement dated 2003
Extension of Lease Term and Fifth Amendment to Lease Agreement dated February 21, 2008

Nomadesk, Inc.
Lease Agreement dated August 21, 2012
Memorandum of Lease Commencement dated October 15, 2012
Memorandum of Lease Commencement dated November 19, 2012
Creditor Letter dated January 23, 2013
Notice of Default dated January 31, 2013

Prudential Insurance Company
Lease Agreement dated October 10, 2005
Commencement Letter dated February 4, 2006
First Amendment to Lease Agreement dated May 13, 2010
Second Amendment to Lease Agreement dated April 23, 2012

Schwegman Lundeberg Woessner
Lease Agreement dated January 3, 2006
Commencement Letter dated March 13, 2006
First Amendment to Lease Agreement dated January 30, 2009
Second Amendment to Lease Agreement dated March 8, 2012

Tetra Tech Inc.
Lease Agreement dated November 30, 2011
Memorandum of Lease Commencement dated March 2, 2012

Texas Teachers of Tomorrow
Lease Agreement dated April 23, 2008
First Amendment to Lease Agreement dated January 29, 2013

Time Warner Cable, Inc.
Telecommunications License Agreement dated January 1, 2013

Toshiba America Information Systems, Inc
Lease Agreement dated August 4, 2003
First Amendment to Lease Agreement dated April 5, 2007
Second Amendment to Lease Agreement dated May 30, 2008

Assignment and Assumption of Lease to Toshiba America Information Systems, Inc. dated July 1, 2009
Letter re Assignment of Lease to Toshiba America Information Systems, Inc. dated July 1, 2009
Consent to Assignment and Assumption of Lease to Toshiba America Information Systems, Inc. dated August 12, 2009

TW Telecom of Texas
Telecommunications License Agreement dated December 9, 2011
First Amendment to Telecommunications License Agreement dated May 1, 2012

Yudell Isidore Ng Russell PLLC
Lease Agreement dated February 24, 2004
First Amendment to Lease dated June 8, 2009
Certificate of Conversion to Yudell Isidore Ng Russell PLLC dated June 1, 2011

EXHIBIT I

LITIGATION MATTERS
none

I-1

EXHIBIT J

CONDEMNATION MATTERS

none

J-1

EXHIBIT K

CAPITAL IMPROVEMENT CONTRACTS

Great Hills - Burt-Watts Industries, Inc. - Construction Agreement - Job #42007915 – 20121008 (3rd Floor West Corridor) [Note: the work under this contract has been completed and we are awaiting final invoice; we should have this contract fully paid off prior to closing]

Great Hills - CL Jones Construction, LLC - Construction Agreement - Job #42008314 – 20121120 ( GSI TI) [Note: the work under this contract has been completed and we are awaiting final invoice; we should have this contract fully paid off prior to closing]

Great Hills - Trimbuilt Construction - Construction Agreement - Job #42008114 – 20130110 (Ferrovial TI)
[Note: Work under this contract is still in process-we are trying to get the project done by the middle of March]

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EXHIBIT L

FORM OF OWNER’S AFFIDAVIT

OWNER'S AFFIDAVIT

HERITAGE TITLE COMPANY OF AUSTIN, INC.
401 Congress Avenue, Suite 1500
Austin, TX 78701

GF#    _________________
SELLER(S):    TPG-__________________ LLC
PURCHASER(S)/BORROWER(S): KBS Capital Advisors LLC, a Delaware limited liability company
LENDER:
UNDERWRITER:    _______________________
STREET ADDRESS:     _____________

PROPERTY DESCRIPTION:
[INSERT PROPERTY DESCRIPTION].

BEFORE ME, the undersigned authority, on this day personally appeared the undersigned _____________________________ ("Affiant"), who on his/her oath deposes and says, to the best of Affiant's current, actual knowledge, without investigation or inquiry:

1.
The charges for all labor and materials that may have been furnished to the Property or to the improvements thereon pursuant to a contract executed by Owner (each, an "Owner Contract") have been fully paid or will be paid by Owner in the ordinary course of Owner's business.

2.	All Owner Contracts for the furnishing of labor or materials to the Property or for improvements thereon have been completed.

3.
Except as disclosed in the Commitment or which would be disclosed by an inspection of the Property, there is no one in possession of the Property other than Owner and tenants under leases listed on the rent roll attached hereto as Exhibit "A" or any subleases.

THIS Owner's Affidavit is made to Heritage Title Company of Austin, Inc., as an inducement to issue its Mortgagee's Title Insurance Policy on the Property, and Affiant acknowledges that Heritage Title Company of Austin, Inc. is relying upon the representations contained herein; and Affiant does hereby swear under the penalties of perjury that the foregoing information is true and correct in all material respects, to the best of Affiant's current, actual knowledge, without investigation or inquiry, and that Affiant is authorized to execute this Owner's Affidavit on behalf of Owner.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURES APPEAR ON FOLLOWING PAGE]

EXECUTED effective as of the _____ day of ______, 2013.

TPG-	LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

On ____________, 2013, before me, ___________________________, Notary Public, personally appeared _______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

_______________________________
Notary Public

EXHIBIT A

RENT ROLL

EXHIBIT M

ALLOCATION OF PURCHASE PRICE

Great Hills Plaza        -        $    TBD1

Westech 360            -        $    TBD2

Park Centre            -        $    TBD3

________________________
1 To be determined by Purchaser prior to the expiration of the Inspection Period.
2 To be determined by Purchase prior to the expiration of the Inspection Period.
3 To be determined by Purchase prior to the expiration of the Inspection Period.

M-1

EXHIBIT N

LIST OF PURCHASER’S 3.14 AUDIT DOCUMENTS

DOCUMENTS REQUIRED FOR 3-14 AUDIT (Please provide highlighted items as soon as possible)

General

•
Property operating statements for the most recent full calendar year and for the current year to date with break out in quarterly intervals, eg.: For a property purchased on 4/15/13; we would need operating statements for the Quarters ended 3/31/12, 6/30/12, 9/30/12, 12/31/12, 3/31/13 and YTD 12/31/12 and YTD 12/31/13. Post closing we will need the income statement from the last full quarter provided to the closing date.

•	Trial balances at the end of the most recent full calendar year and as of the current date.

•	General ledger for the most recent full calendar year and for the current year to date (should include activity for entire year and all general ledger accounts).

•
Bank statements and Bank Reconciliations – need as of prior year end month (eg 12/31/12 for 2013 acquisition); 2 months following prior year end month (eg 01/31/13 and 02/29/13); and most recent quarter end month.

Revenues

Access to the following for all revenues for the most recent full calendar year and for the current year to date:

•	Lease agreements including any leases which have expired or were terminated in 2012 (latest full calendar year) and 2013 (current year).

•	Rent rolls at year end for the last five years (2008, 2009, 2010, 2011, 2012)

•	Access to billing invoices and tenant cash receipts

•	Straight line rent support for the last full calendar year and for the current year to date (if applicable)

•	Tenant ledger for the last full calendar year and for the current year to date

Access to the following for certain revenues, if applicable, for the most recent full calendar year and for the current year to date:

•	Schedule of parking revenues and related support (agreements, copy of receipts, etc.).

•	Schedule of interest income and related support (confirmations, bank statements, etc.).

Expenses

Access to the following for all expenses for the most recent full calendar year and for the current year to date:

•	Invoices

N-1

•	Check copies

Check register for current year to date.

Access to the following for all certain expenses, if applicable, for the most recent full calendar year and for the current year to date:

•	Property tax bills

•	Insurance statements

•	Management fee agreement

•	Management fee calculation

•	Agreements with Contractors

•	Utility Bills

Note: Support should cover entire year and current year. Eg. If insurance policy is from July to June and we are in July 2013; we would need July 2011 to June 2012; July 2012 to June 2013; and July 2013 to June 2014 (if available)
Reimbursable Expenses

Access to the following for the most recent full calendar year and for the current year to date:

•	CAM calculation to support monthly billings.

•	Year-end CAM reconciliation.

Post-closing

•	Final income statement for the current year from January 1, through the date of sale.

•	Final trial balance as of the date of sale.

•	Final general ledger for the current year from January 1, through the date of sale.

Please note that additional documentation may be required based on the findings of the 3-14 audit.

N-2